Exhibit 2.1








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                             CONTRIBUTION AGREEMENT

                                  by and among

                           PHILLIPS PETROLEUM COMPANY,


                               CHEVRON CORPORATION


                                       and


                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC


                            Dated as of May 23, 2000



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


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


                                    ARTICLE I
                               CERTAIN DEFINITIONS


                                   ARTICLE II
                           CONTRIBUTION TO THE COMPANY

Section 2.1  The Company....................................................12
Section 2.2  Contribution of P Chem to the Company..........................13
Section 2.3  Contribution of C Chem to the Company..........................13
Section 2.4  Assumption of Liabilities by the Company.......................14

                                   ARTICLE III
                                   THE CLOSING

Section 3.1  Closing Place and Date.........................................14
Section 3.2  Closing Date Deliveries........................................14
Section 3.3  Post-Closing Adjustment........................................15

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PHILLIPS

Section 4.1  Corporate Organization.........................................17
Section 4.2  Capitalization.................................................17
Section 4.3  Authority; No Violation........................................18
Section 4.4  Consents and Approvals.........................................18
Section 4.5  Licenses; Compliance with Applicable Law.......................18
Section 4.6  Financial Statements; Undisclosed Liabilities..................19
Section 4.7  Brokers' Fees..................................................19
Section 4.8  Absence of Certain Changes or Events...........................19
Section 4.9  Legal Proceedings..............................................20
Section 4.10 Contracts......................................................20
Section 4.11 Real Property..................................................22
Section 4.12 Environmental Matters..........................................22
Section 4.13 Intellectual Property..........................................23
Section 4.14 Employee Benefit Plans.........................................23
Section 4.15 Labor Relations................................................24
Section 4.16 Transactions with Affiliates...................................24
Section 4.17 Personal Property..............................................24
Section 4.18 Year 2000......................................................24
Section 4.19 Insurance......................................................25
Section 4.20 Acquisition of Company Interests for Investment................25
Section 4.21 Sufficiency of Contribution....................................25

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF CHEVRON

Section 5.1  Corporate Organization.........................................25
Section 5.2  Capitalization.................................................26
Section 5.3  Authority; No Violation........................................26
Section 5.4  Consents and Approvals.........................................27
Section 5.5  Licenses; Compliance with Applicable Law.......................27
Section 5.6  Financial Statements; Undisclosed Liabilities..................27
Section 5.7  Brokers' Fees..................................................28
Section 5.8  Absence of Certain Changes or Events...........................28
Section 5.9  Legal Proceedings..............................................28
Section 5.10 Contracts......................................................29
Section 5.11 Real Property..................................................30
Section 5.12 Environmental Matters..........................................31
Section 5.13 Intellectual Property..........................................31
Section 5.14 Employee Benefit Plans.........................................32
Section 5.15 Labor Relations................................................32
Section 5.16 Transactions with Affiliates...................................33
Section 5.17 Personal Property..............................................33
Section 5.18 Year 2000......................................................33
Section 5.19 Insurance......................................................33
Section 5.20 Acquisition of Company Interests for Investment................33
Section 5.21 Sufficiency of Contribution....................................34

                                   ARTICLE VI
                                    COVENANTS

Section 6.1  Investigation of Business; Access to Properties and Records....34
Section 6.2  Consents and Approvals.........................................35
Section 6.3  Further Assurances.............................................36
Section 6.4  Conduct of the Phillips Chemicals Business.....................36
Section 6.5  Conduct of the Chevron Chemicals Business......................38
Section 6.6  Preservation of Business.......................................40
Section 6.7  Public Announcements...........................................40
Section 6.8  Assignment of Contracts, Leases, Permits, etc..................40
Section 6.9  Corporate Names................................................41
Section 6.10 D&O Indemnification............................................42
Section 6.11 Additional Agreements..........................................42
Section 6.12 Company Integration Expenses...................................44
Section 6.13 Insurance......................................................44
Section 6.14 Guarantees.....................................................46
Section 6.15 Actions by Affiliates of Phillips and Chevron..................46
Section 6.16 Financing......................................................46
Section 6.17 Risk Allocation between the Company and the Parties............47
Section 6.18 Intellectual Property..........................................47

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

Section 7.1  Conditions to Phillips' Obligation to Close....................53
Section 7.2  Conditions to Chevron's Obligation to Close....................54

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1  Termination....................................................55
Section 8.2  Procedure and Effect of Termination............................55

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

Section 9.1  Indemnification by Company.....................................56
Section 9.2  Indemnification by Phillips and Chevron........................56
Section 9.3  Indemnification Procedure......................................56
Section 9.4  Survival.......................................................56
Section 9.5  Indemnification Limitation.....................................57
Section 9.6  Materiality Qualifiers.........................................58
Section 9.7  Knowledge Qualifiers...........................................58

                                    ARTICLE X
                                EMPLOYEE MATTERS


                                   ARTICLE XI
                                   TAX MATTERS


                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1  Counterparts..................................................58
Section 12.2  Governing Law; Jurisdiction and Forum; Waiver
                 of Jury Trial..............................................58
Section 12.3  Entire Agreement..............................................59
Section 12.4  Expenses......................................................59
Section 12.5  Notices.......................................................60
Section 12.6  Successors and Assigns........................................61
Section 12.7  Headings; Definitions.........................................61
Section 12.8  Amendments and Waivers........................................61
Section 12.9  Schedules.....................................................61
Section 12.10 Severability..................................................62
Section 12.11 Interpretation................................................62
Section 12.12 Specific Performance..........................................62

APPENDICES

Appendix A  Form of Amended and Restated Limited Liability Company Agreement
            of the Company
Appendix B  Tradename License Agreement

EXHIBITS

Exhibit A - 1     P Chem Assets
Exhibit A - 2     C Chem Assets

Exhibit B - 1     Phillips Excluded Assets
Exhibit B - 2     Chevron Excluded Assets

Exhibit C - 1     Phillips Excluded Liabilities
Exhibit C - 2     Chevron Excluded Liabilities

ANNEXES

Annex A.....Employee Matters Annex
Annex B.....Tax Matters Annex
Annex C.....Continuing Indemnification Annex

            CONTRIBUTION AGREEMENT (this "Agreement"), dated as of May 23, 2000, by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Phillips"), CHEVRON CORPORATION, a Delaware corporation ("Chevron"), and CHEVRON PHILLIPS CHEMICAL COMPANY LLC, a Delaware limited liability company (the "Company").

                                    RECITALS:

            WHEREAS, Phillips and Chevron (each, a "Party") desire to combine certain of their chemicals businesses in order to realize synergies and increase the efficiency and profitability of such businesses;

            WHEREAS, each of Phillips and Chevron intends that the Company shall be the primary vehicle by which each Party conducts its chemicals businesses;

            WHEREAS, each of Phillips and Chevron envisions that the Company will be a competitive, growing chemical venture meeting or exceeding the financial return expectations of the Parties on their investment in petrochemicals, plastics, and selected specialties;

            WHEREAS, Phillips and Chevron desire to create a structure pursuant to which each of Phillips and Chevron shall, directly or through direct or indirect wholly-owned subsidiaries, own 50% of the voting and economic interests of the Company, into which each of Phillips and/or Affiliates (as defined herein) of Phillips and Chevron and/or Affiliates of Chevron shall contribute certain assets and related liabilities, operations and subsidiaries engaged in the chemicals businesses, all as more fully provided for herein;

            WHEREAS, the Parties intend that the Company will be a self-financing entity with an investment-grade credit rating; and

            WHEREAS, the parties hereto, at the closing of the transactions contemplated by this Agreement (the "Closing"), shall cause the limited liability company agreement of the Company to be amended and restated in the form set forth as Appendix A (as amended, the "Amended LLC Agreement");

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            As used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Actual Contributed Cash" shall have the meaning set forth in
Section 3.3(c).

            "Actual Net Working Capital" shall have the meaning set forth in
Section 3.3(c).

            "Affiliate" shall mean, with respect to any Person, a Person, directly or indirectly, Controlling, Controlled by, or under common Control with, such Person.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Amended LLC Agreement" shall have the meaning set forth in the Recitals.

            "Basket" shall mean, with respect to either Party's obligation under
Article IX, $300,000,000.

            "Beneficially Own" shall mean, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

            "Beneficial Owner" shall mean, with respect to any security, a Person who Beneficially Owns such security, and "Beneficial Ownership" has a corresponding meaning.

            "BI Insurance Policy" shall have the meaning set forth in Section 6.19(d).

            "BI Insurance Proceeds" shall have the meaning set forth in Section 6.19(d).

            "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York.

            "C Chem" shall mean, collectively, the businesses, operations and assets that comprise the Chemicals segment separately reported in Chevron's September 30, 1999 Form 10-Q, including the assets set forth in Part I of Exhibit A-2 (including, in the case of any real property assets identified in Part I of Exhibit A-2, all right, title and interest of Chevron and its Subsidiaries in and to all land, improvements, easements, rights of way, fixtures, equipment and personal property associated with such real property assets, irrespective of whether such land, improvements, easements, rights of way, fixtures, equipment and personal property are specifically identified in Exhibit A-2 or in Schedule 5.11(a)(i) or Schedule 5.11(a)(ii) of the Chevron Disclosure Schedule, but subject to any specific exclusions or limitations, if any, set forth in Part I of Exhibit A-2), the entities set forth in Part II of Exhibit A-2 and C Chem Liabilities, but excluding the Chevron Excluded Assets and the Chevron Excluded Liabilities.

            "C Chem December 31 Balance Sheet" shall mean the consolidated balance sheet of C Chem as of December 31, 1999, including the pro forma adjustments, attached as Schedule 5.6 the Chevron Disclosure Schedule.

            "C Chem Discontinued Business" shall mean the AgChem and Consumer Products businesses of Chevron, the Specialty Polymers business of Chevron and any business which is materially different in terms of both products and processes from the businesses conducted by C Chem as of the date of this Agreement.

            "C Chem Employee" shall have the meaning set forth in Annex A.

            "C Chem Intellectual Property" shall have the meaning set forth in
Section 5.13(a).




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


            "C Chem Leases" shall have the meaning set forth in Section 5.11(c).

            "C Chem Liabilities" shall mean all Liabilities of Chevron and its Subsidiaries and/or Affiliates attributable to the businesses and operations of C Chem, including (i) all Liabilities arising from the ownership or use of assets that are part of C Chem, (ii) all Liabilities attributable to products produced by or with such assets, (iii) all Liabilities attributable to the production of such products, including all claims for personal injury, defective products, and the like, (iv) all Liabilities under contracts, leases or permits if and to the extent utilized in the business of C Chem as conducted on or before the Closing Date, and (v) all Liabilities made the responsibility of the Company pursuant to Annex A, Annex B or Annex C; but excluding the Chevron Excluded Liabilities.

            "C Chem Material Contracts" shall have the meaning set forth in
Section 5.10(a).

            "C Chem Patent Rights" shall mean all claims of letters patent and patent applications owned or controlled by Chevron or its Patent Subsidiaries, in the sense of having the right to grant licenses thereunder, all subject to the terms and conditions, including the obligation to account to third parties, under which such rights are held, based upon inventions conceived prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, insofar and only insofar as such claims cover in whole or in part technology or inventions that are primarily used by or identified as relating primarily to the C Chem business, or which arose from research, development or demonstration activities which relate primarily to the C Chem business, including those patents and patent applications listed on Schedule 6.18 of the Chevron Disclosure Schedule and foreign counterparts thereof. C Chem Patent Rights (i) shall specifically exclude patent claims to the extent they cover Oronite technology for fuel and lubricant additives or additive precursors and their manufacture and blending and products, packages, and formulations containing such additives or additive precursors except where such products, packages, and formulations are comprised of a major portion of normal alpha olefins and their derivatives, and (ii) shall specifically exclude patent claims covering Fischer-Tropsch gas-to-liquids technology and upgrading of products therefrom to chemical products other than normal alpha olefins and their derivatives.

            "C Chem Proprietary Technology" shall mean transferable rights in unpublished technical information, knowhow and trade secrets owned or controlled by Chevron or its Patent Subsidiaries prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, relating primarily to the C Chem business and research, development, and demonstration activities relating primarily to the C Chem business, including information relating to proprietary computer programs, data bases, computer models, engineering correlations, process design, engineering and operating data, proprietary catalysts and other materials, formulations, experimental data, performance testing information, pilot plant data, and test methods, and including information licensed from third parties, all subject to the terms and conditions, including the obligation to account to third parties, under which such rights are held. C Chem Proprietary Technology (i) shall specifically exclude Oronite technology for fuel and lubricant additives or additive precursors and their manufacture and blending and products, packages, and formulations containing such additives or additive precursors except where such products, packages, and formulations are comprised of a major portion of normal alpha olefins and their derivatives, and (ii) shall specifically exclude Fischer-Tropsch gas-to-liquids technology and upgrading of products therefrom to chemical products other than normal alpha olefins and their derivatives.

            "C Chem Real Property" shall have the meaning set forth in Section 5.11(b).

            "C Chem Subsidiaries" shall mean, collectively, any Subsidiaries to be contributed by Chevron or Chevron Member Affiliates to the Company.

            "C Chem Working Capital Difference" shall mean (i) C Chem's Actual Net Working Capital, plus (ii) $18.76 million, minus (iii) Net Working Capital set forth on the C Chem December 31 Balance Sheet.

            "Cap" shall mean, with respect to either Party's obligation under
Article IX, $800,000,000.

            "Chevron" shall have the meaning set forth in the Preamble.

            "Chevron Disclosure Schedule" shall mean the disclosure schedules delivered by Chevron concurrently herewith.

            "Chevron Excluded Assets" shall mean the assets set forth on Exhibit B-2.

            "Chevron Excluded Liabilities" shall mean the liabilities set forth on Exhibit C-2.

            "Chevron Indemnified Person" shall have the meaning set forth in
Section 9.1.

            "Chevron Member Affiliates" shall have the meaning set forth in
Section 2.1(a).

            "Chevron Plans" shall mean, collectively, all material employee benefit plans providing benefits to any C Chem Employees that are sponsored or maintained by Chevron or any of its Affiliates or to which Chevron or any of its Affiliates contributes or is obligated to contribute on behalf of C Chem Employees, including any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, any employee pension benefit plan within the meaning of
Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan.

            "Chevron Pipe Line Contribution" shall have the meaning set forth in Exhibit A-2.

            "Chevron Retained Affiliates" shall mean, collectively, all Affiliates of Chevron other than C Chem Subsidiaries.

            "Chevron Savings Plan" shall have the meaning set forth in Annex A.

            "Claim Notice" shall have the meaning set forth in Annex C.

            "Claims" shall have the meaning set forth in Annex C.

            "Class C Member" shall have the definition set forth in the Amended LLC Agreement.

            "Class C Membership Interests" shall have the definition set forth in the Amended LLC Agreement.

            "Class P Member" shall have the definition set forth in the Amended LLC Agreement.

            "Class P Membership Interests" shall have the definition set forth in the Amended LLC Agreement.

            "Closing" shall have the meaning set forth in the Recitals.

            "Closing Date" shall have the meaning set forth in Section 3.1.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning set forth in the Preamble.

            "Company Interests" shall mean limited liability company interests of any class in the Company.

            "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated as of September 8, 1999, by and between Phillips and Chevron.

            "Contributed Cash" shall mean, with respect to P Chem or C Chem, cash and cash equivalents owned by a wholly-owned P Chem Subsidiary or Sweeny Olefins Limited Partnership, or a wholly-owned C Chem Subsidiary, as the case may be.

            "Contributed Cash Statement" shall have the meaning set forth in
Section 3.3(a).

            "Control", with respect to any entity, shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of both of the following:

            (a) (i) in the case of a corporation, more than 25% of the economic interests in the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the current and residual beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

            (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

            "Controlled Group Liability" shall mean any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, or (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 ET SEQ. of ERISA and Section 4980B of the Code, and (e) under corresponding or similar provisions of foreign laws or regulations.

            "Cut-Off Date" shall have the meaning set forth in Section 6.19(b).

            "Damages" shall have the meaning set forth in Annex C.

            "Designated Replacement Facilities" shall have the meaning set forth in Annex C.

            "Designated Representatives" shall have the meaning set forth in
Section 6.1(a).

            "Direct Claim" shall have the meaning set forth in Annex C.

            "Environmental Law" shall mean any and all principles of common law and any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to the protection of the natural environment or to Hazardous Materials in any and all jurisdictions in which the party in question and its Subsidiaries own property or conduct business, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local laws implementing or substantially equivalent to the foregoing federal laws, and all other environmental conservation or protection laws, all as amended from time to time from enactment or adoption through the date of this Agreement.

            "Environmental Liabilities" shall have the meaning set forth in Annex C.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Final Determination" shall have the meaning set forth in Annex B.

            "Financing" shall have the meaning set forth in Section 6.16.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

            "Hazardous Materials" shall mean: (a) any chemicals, materials or substances defined or as included in the definition of "hazardous substances," "hazardous materials," "toxic substances," or words of similar import, under any Environmental Law; (b) radioactive materials (other than naturally occurring radioactive materials), asbestos in any form that is or could be friable, polychlorinated biphenyls, radon, mercury, lead-based paint; and (c) regulated constituents or substances in concentrations or levels that exceed numeric or risk-based standards established pursuant to Environmental Laws.

            "HSR Act" shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" shall mean the party seeking indemnification under Article IX, Annex B or Annex C.

            "Indemnifying Party" shall mean the party against whom an indemnification claim is asserted under Article IX, Annex B or Annex C.

            "K-Resin Plant" shall have the meaning set forth in Annex C.

            "K-Resin Repair" shall have the meaning set forth in Annex C.

            "knowledge" shall have the meaning set forth in Section 12.11.

            "Knowledge Requirement" shall mean any requirement in a representation or warranty that a condition, event or state of fact be "known" by Chevron or Phillips, or be "to Chevron's knowledge" or be "to Phillips' knowledge" (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

            "Liabilities" shall mean liabilities and obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

            "Lien" shall mean any lien, claim, option, mortgage, pledge, hypothecation, security interest, encumbrance, lien, charge or deposit arrangement, or other arrangement having the practical effect of the foregoing.

            "Material Adverse Effect" shall mean, (a) with respect to P Chem, a material adverse effect on the businesses, assets, operations, results of operations or financial condition of P Chem as set forth on the P Chem December 31 Balance Sheet, taken as a whole, (b) with respect to C Chem, a material adverse effect on the businesses, assets, operations, results of operations or financial condition of C Chem as set forth on the C Chem December 31 Balance Sheet, taken as a whole, and (c) with respect to any Person (other than P Chem or C Chem), a material adverse effect on the businesses, assets, operations, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, in each case, excluding effects reasonably attributable to the general state of the industries in which P Chem, C Chem or such Person and its Subsidiaries, as applicable, operate (including chemicals price levels), to general economic conditions in the United States (including prevailing interest rate and stock market levels), to the transactions contemplated by this Agreement or the Amended LLC Agreement, or to the fire and explosion on March 27, 2000 at the K-Resin plant in Pasadena, Texas.

            "Materiality Requirement" shall mean any requirement in a representation or warranty that a condition, event or state of fact be "material," correct or true in "all material respects," have a "Material Adverse Effect," or be or not be "reasonably expected to have a Material Adverse Effect" (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

            "Membership Interests" shall have the definition set forth in the Amended LLC Agreement.

            "Multiemployer Plans" shall have the meaning set forth in Section 4.14(c).

            "Net After-Tax Basis" shall mean after any U.S. federal, state or local income or franchise taxes (computed using the Tax Rate) incurred as a result of certain indemnification (assuming the deductibility of such state and local income and franchise taxes in calculating federal income tax), reduced by any tax benefit arising as a result of such indemnification or disguised sale treatment, as the case may be.

            "Net Working Capital" shall mean, with respect to P Chem or C Chem, non-cash current assets (including accounts receivable, the book value of inventory and current prepaid and deferred charges and excluding prepaid or deferred Income Taxes) less accounts payable and other current liabilities (excluding current Income Taxes payable and the current portion of long- term debt), in each case as actually contributed to the Company, excluding any receivables from and payables to Phillips or its Affiliates or Chevron or its Affiliates. For purposes of this calculation, all items shall be determined in accordance with GAAP, applied on a basis consistent with the P Chem December 31 Balance Sheet or the C Chem December 31 Balance Sheet, as applicable.

            "Net Working Capital Statement" shall have the meaning set forth in
Section 3.3(a).

            "Neutral Firm" shall have the meaning set forth in Section 3.3(c).

            "P Chem" shall mean, collectively, the businesses, operations and assets that comprise the Chemicals segment separately reported in Phillips' September 30, 1999 Form 10-Q, including the assets set forth in Part I of Exhibit A-1 (including, in the case of any real property assets identified in Part I of Exhibit A-1, all right, title and interest of Phillips and its Subsidiaries in and to all land, improvements, easements, rights of way, fixtures, equipment and personal property associated with such real property assets, irrespective of whether such land, improvements, easements, rights of way, fixtures, equipment and personal property are specifically identified in
Part I of Exhibit A-1 or in Schedule 4.11(a)(i) or Schedule 4.11(a)(ii) of the Phillips Disclosure Schedule, but subject to any specific exclusions or limitations, if any, set forth in Part I of Exhibit A-1), the entities set forth in Part II of Exhibit A-1, and the P Chem Liabilities, but excluding the Phillips Excluded Assets and the Phillips Excluded Liabilities.

            "P Chem December 31 Balance Sheet" shall mean the consolidated balance sheet of P Chem as of December 31, 1999, including the pro forma adjustments, attached as Schedule 4.6 the Phillips Disclosure Schedule.

            "P Chem Discontinued Busi0ness" shall mean American Thermoplastics Company, Catalyst Services Inc., fertilizer and biotechnology businesses and any business which is materially different in terms of both products and processes from the businesses conducted by P Chem as of the date of this Agreement.

            "P Chem Employee" shall have the meaning set forth in Annex A.

            "P Chem Intellectual Property" shall have the meaning set forth in
Section 4.13(a).

            "P Chem Leases" shall have the meaning set forth in Section 4.11(c).

            "P Chem Liabilities" shall mean all Liabilities of Phillips and its Subsidiaries and/or Affiliates attributable to the businesses and operations of P Chem, including (i) all Liabilities arising from the ownership or use of assets that are part of P Chem, (ii) all Liabilities attributable to products produced by or with such assets, (iii) all Liabilities attributable to the production of such products, including all claims for personal injury, defective products, and the like, (iv) all Liabilities under contracts, leases or permits if and to the extent utilized in the business of P Chem as conducted on or before the Closing Date, and (v) all Liabilities made the responsibility of the Company pursuant to Annex A, Annex B or Annex C; but excluding the Phillips Excluded Liabilities.

            "P Chem Material Contracts" shall have the meaning set forth in
Section 4.10(a).

            "P Chem Patent Rights" shall mean all claims of letters patent and patent applications owned or controlled by Phillips or its Patent Subsidiaries, in the sense of having the right to grant licenses thereunder, all subject to the terms and conditions, including the obligation to account to third parties, under which such rights are held, based upon inventions conceived prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, insofar and only insofar as such claims cover in whole or in part technology or inventions that are primarily used by or identified as relating primarily to the P Chem business, or which arose from research, development or demonstration activities which relate primarily to the P Chem business, including those patents and patent applications listed on Schedule 6.18 of the Phillips Disclosure Schedule and foreign counterparts thereof. P Chem Patent Rights shall specifically exclude patent claims covering S Zorb sulfur removal technology and the Phillips MaxCat coke reduction technology.

            "P Chem Proprietary Technology" shall mean transferable rights in unpublished technical information, knowhow and trade secrets owned or controlled by Phillips or its Patent Subsidiaries prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the

Closing Date, relating primarily to the P Chem business and research, development, and demonstration activities relating primarily to the P Chem business, including information relating to proprietary computer programs, data bases, computer models, engineering correlations, process design, engineering and operating data, proprietary catalysts and other materials, formulations, experimental data, performance testing information, pilot plant data, and test methods, and including information licensed from third parties, all subject to the terms and conditions, including the obligation to account to third parties under which such rights are held. P Chem Proprietary Technology shall specifically exclude S Zorb sulfur removal technology and the Phillips MaxCat coke reduction technology.

            "P Chem Real Property" shall have the meaning set forth in Section 4.11(b).

            "P Chem Subsidiaries" shall mean, collectively, any Subsidiaries to be contributed by Phillips or Phillips Member Affiliates to the Company.

            "P Chem Working Capital Difference" shall mean P Chem's Actual Net Working Capital minus the Net Working Capital set forth on the P Chem December 31 Balance Sheet.

            "Party" shall have the meaning set forth in the Recitals.

            "Patent Subsidiary" shall mean, when used with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which such Person owns or controls, directly or indirectly, more than 50% of the voting power of the outstanding equity securities (or equivalent voting interests).

            "Permit" shall have the meaning set forth in Section 4.5.

            "Permitted Encumbrances" shall mean, with respect to or upon any of the property or assets of P Chem or C Chem, as the case may be, whether owned as of the date hereof or thereafter, any Liens, Claims, rights (including rights of Governmental Entities), reservations, exceptions, easements, rights-of-way, conditions, restrictions (including restrictive covenants and zoning and land use restrictions imposed by applicable laws, regulations and ordinances), leases, and other similar title exceptions or encumbrances affecting such property or assets that either (a) affect such property or assets as of the date of this Agreement and are identified with reasonable particularity in the Phillips Disclosure Schedule or the Chevron Disclosure Schedule, as applicable, or (b) were not incurred in the borrowing of money and, individually and in the aggregate, do not and will not materially interfere with the use in the ordinary conduct of such Person's businesses or present or impose any material financial obligations not reflected in the financial statements described in Section 4.6 or Section 5.6, as applicable. Without limiting the generality of the foregoing definition, the following shall constitute "Permitted Encumbrances": (a) all rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of such properties or assets if the same are customarily obtained subsequent to the transfer of title; and (b) the terms and conditions of all easements, rights-of-way, and leases included within such properties and assets, but only to the extent such terms and conditions would be acceptable to a reasonably prudent person acquiring those easements, rights of way and leases for the purposes for which they have been used.

            "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Entity.

            "Phillips" shall have the meaning set forth in the Preamble.

            "Phillips Disclosure Schedule" shall mean the disclosure schedules delivered by Phillips concurrently herewith.

            "Phillips Excluded Assets" shall mean the assets set forth on Exhibit B-1.

            "Phillips Excluded Liabilities" shall mean the liabilities set forth on Exhibit C-1.

            "Phillips Indemnified Person" shall have the meaning set forth in
Section 9.1.

            "Phillips Member Affiliates" shall have the meaning set forth in
Section 2.1(a).

            "Phillips Plans" shall mean, collectively, all material employee benefit plans providing benefits to any P Chem Employees that are sponsored or maintained by Phillips or any of its Affiliates or to which Phillips or any of its Affiliates contributes or is obligated to contribute on behalf of P Chem Employees, including any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, any employee pension benefit plan within the meaning of
Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan.

            "Phillips Retained Affiliates" shall mean, collectively, all Affiliates of Phillips other than P Chem Subsidiaries.

            "Phillips Savings Plans" shall have the meaning set forth in Annex A.

            "Projected K-Resin EBITDA" shall mean (i) $37.4 million for the year 2000 (prorated from the Closing Date), plus (ii) $40.7 million for the year 2001 (prorated to the Cut-Off Date if prior to December 31, 2001), plus (iii) $45.8 million for the year 2002 (prorated to the Cut-Off Date if prior to December 31, 2002).

            "Reference Rate" shall have the meaning set forth in Section 3.3(e).

            "Returns" or "Tax Returns" shall have the meaning set forth in Annex B.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Subsidiary" shall mean, when used with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which such Person owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding equity securities (or equivalent voting interests).

            "Target Quantities" shall have the meaning set forth in
Section 6.19(a).

            "Tax" or "Taxes" shall mean all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, AD VALOREM, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest or penalties imposed with respect thereto.

            "Tax-Adjusted Shortfall" shall have the meaning set forth in
Section 6.19(b).

            "Tax Rate" shall have the meaning set forth in the Amended LLC Agreement.

            "Tax Return" shall have the meaning set forth in Annex B.

            "Taxing Authority" shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

            "Third Party Claim" shall have the meaning set forth in Annex C.

            "Trademarks and Logos" shall mean any names, marks, trade names, trademarks and logos.

            "Tradename License Agreement" shall have the meaning set forth in
Section 6.9(a).

            "Transition Services Agreement" shall have the meaning set forth in
Section 6.11(a).

            "Year 2000 Problem" shall mean the inability of any hardware, software or process to recognize and correctly calculate dates or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date.

                                   ARTICLE II

                           CONTRIBUTION TO THE COMPANY

            Section 2.1 The Company. (a) At the Closing, (i) Phillips shall execute and deliver, and shall cause to be executed and delivered by each of its Affiliates set forth on Schedule 2.1(a) of the Phillips Disclosure Schedule (such Affiliates, the "Phillips Member Affiliates"), the Amended LLC Agreement, and (ii) Chevron shall execute and deliver, and shall cause to be executed and delivered by each of its Affiliates set forth on Schedule 2.1(a) of the Chevron Disclosure Schedule (such Affiliates, the "Chevron Member Affiliates"), the Amended LLC Agreement.

            (b) Unless otherwise agreed by the Parties prior to the Closing, at the Closing, (i) all indebtedness for borrowed money between P Chem Subsidiaries, on the one hand, and Phillips or any of its Affiliates (excluding P Chem Subsidiaries), on the other hand, shall be distributed, capitalized, discharged or otherwise canceled in a manner consistent with the pro forma adjustments reflected in the P Chem December 31 Balance Sheet, and (ii) all indebtedness for borrowed money between C Chem Subsidiaries, on the one hand, and Chevron or any of its Affiliates (excluding C Chem Subsidiaries), on the other hand, shall be distributed, capitalized, discharged or otherwise canceled in a manner consistent with the pro forma adjustments reflected in the C Chem December 31 Balance Sheet.

            (c) At the Closing, the Company shall accept the contributions from Phillips and the Phillips Member Affiliates referred to in Section 2.2, and, in consideration therefor, Phillips and the Phillips Member Affiliates shall become Class P Members of the Company owning an aggregate of 100% of the Class P Membership Interests, which represents 50% of the Membership Interests in the Company. Phillips and the Phillips Member Affiliates shall receive Membership Interests as set forth on Schedule 2.1(a) of the Phillips Disclosure Schedule.

            (d) At the Closing, the Company shall accept the contributions from the Chevron Member Affiliates referred to in Section 2.3, and, in consideration therefor, the Chevron Member Affiliates shall become Class C Members of the Company owning an aggregate of 100% of the Class C Membership Interests, which represents 50% of the Membership Interests in the Company. The Chevron Member Affiliates shall receive Membership Interests as set forth on Schedule 2.1(a) of the Chevron Disclosure Schedule.

            Section 2.2 Contribution of P Chem to the Company. Phillips shall, at the Closing, convey, transfer, assign and deliver, and cause to be conveyed, transferred, assigned and delivered by the Phillips Member Affiliates, to the Company all right, title and interest in the assets, operations and entities that constitute P Chem in the manner set forth on Schedule 2.2 of the Phillips Disclosure Schedule. To the extent any of the P Chem Subsidiaries currently own any Phillips Excluded Assets, such Phillips Excluded Assets shall, where feasible, be conveyed, transferred, leased or assigned by such P Chem Subsidiaries to Phillips or a Subsidiary of Phillips (other than a P Chem Subsidiary) prior to the Closing (and, to the extent conveyance, transfer, leasing or assignment of such Phillips Excluded Assets prior to Closing is not feasible, Phillips shall be entitled, as provided in Section 6.11(d), to require such P Chem Subsidiaries or the Company, as applicable, to convey, transfer, lease or assign such Phillips Excluded Assets to Phillips or a Subsidiary of Phillips (other than the Company or a P Chem Subsidiary) as soon as practicable subsequent to the Closing).

            Section 2.3 Contribution of C Chem to the Company. Chevron shall, at the Closing, convey, transfer, assign and deliver, and cause to be conveyed, transferred, assigned and delivered by the Chevron Member Affiliates, to the Company all right, title and interest in the assets, operations and entities that constitute C Chem in the manner set forth on Schedule 2.3 of the Chevron Disclosure Schedule. To the extent any of the C Chem Subsidiaries currently own any Chevron Excluded Assets, such Chevron Excluded Assets shall, where feasible, be conveyed, transferred, leased or assigned by such C Chem Subsidiaries to Chevron or a Subsidiary of Chevron (other than a C Chem Subsidiary) prior to the Closing (and, to the extent conveyance, transfer, leasing or assignment of such Chevron Excluded Assets prior to Closing is not feasible, Chevron shall be entitled, as provided in Section 6.11(d), to require such C Chem Subsidiaries or the Company, as applicable, to convey, transfer, lease or assign such Chevron

Excluded Assets to Chevron or a Subsidiary of Chevron (other than the Company or a C Chem Subsidiary) as soon as practicable subsequent to the Closing).

            Section 2.4 Assumption of Liabilities by the Company. (a) The Company shall, at the Closing, assume from Phillips and each Phillips Member Affiliate (and, thereafter, pay, perform and discharge), and Phillips shall, at the Closing, convey, transfer, assign and deliver, and cause to be conveyed, transferred, assigned and delivered by the Phillips Member Affiliates to the Company, the P Chem Liabilities.

            (b) The Company shall, at the Closing, assume from Chevron and each Chevron Member Affiliate (and, thereafter, pay, perform and discharge), and Chevron shall, at the Closing, convey, transfer, assign and deliver, and cause to be conveyed, transferred, assigned and delivered by the Chevron Member Affiliates to the Company, the C Chem Liabilities.

                                   ARTICLE III

                                   THE CLOSING

            Section 3.1 Closing Place and Date. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, as of the close of business on June 30, 2000, or if later, on the second Business Day after the date on which all conditions to each party's obligations hereunder have been satisfied or waived, or such other time and place upon which the parties may agree. The day on which the Closing occurs is referred to as the "Closing Date."

            Section 3.2 Closing Date Deliveries.

            (a) Phillips Deliveries. At the Closing, Phillips shall deliver, or cause to be delivered, the following:

               (i) to Chevron, the certificate required to be delivered by Phillips pursuant to Section 7.2(a)(iii);

               (ii) to the Company, bills of sale, bargain and sale deeds, assignments and other instruments of transfer, and documents as shall be appropriate to effectively convey and transfer P Chem to the Company and to put the Company in operational control of P Chem or for aiding, assisting, collecting and reducing to possession the assets of P Chem and exercising rights with respect thereto; and

               (iii) to Chevron and the Company, the Amended LLC Agreement, executed by the Phillips Member Affiliates.

            (b) Chevron Deliveries. At the Closing, Chevron shall deliver, or cause to be delivered, the following:

               (i) to Phillips, the certificate required to be delivered by Chevron pursuant to Section 7.1(a)(iii);

               (ii) to the Company, bills of sale, bargain and sale deeds, assignments and other instruments of transfer, and documents as shall be appropriate to effectively convey and transfer C Chem to the Company and to put the Company in operational control of C Chem or for aiding, assisting, collecting and reducing to possession the assets of C Chem and exercising rights with respect thereto; and

               (iii) to Phillips and the Company, the Amended LLC Agreement, executed by the Chevron Member Affiliates.

            (c) Company Deliveries. At the Closing, the Company shall deliver the following:

               (i) to Phillips and each Phillips Member Affiliate, an assignment and assumption agreement relating to the assumption of P Chem Liabilities, in a form reasonably satisfactory to the Parties; and

               (ii) to each Chevron Member Affiliate, an assignment and assumption agreement relating to the assumption of C Chem Liabilities, in a form reasonably satisfactory to the Parties.

            Section 3.3 Post-Closing Adjustment. (a) Within 30 days after the Closing, (i) Phillips will deliver to Chevron and the Company an unaudited statement of Net Working Capital of P Chem as of the Closing Date, prepared on a basis consistent with the P Chem December 31 Balance Sheet (Phillips' "Net Working Capital Statement") and an unaudited statement of Contributed Cash (Phillips' "Contributed Cash Statement"), and (ii) Chevron will deliver to Phillips an unaudited statement of Net Working Capital of C Chem as of the Closing Date, prepared on a basis consistent with the C Chem December 31 Balance Sheet (Chevron's "Net Working Capital Statement") and an unaudited statement of Contributed Cash (Chevron's "Contributed Cash Statement").

            (b) Each Party shall provide the other Party (and, if applicable, the Neutral Firm), upon request, prompt and reasonable access to its books and records and other supporting information reasonably necessary for the other Party (and, if applicable, the Neutral Firm) to verify the determination of such Party's Net Working Capital Statement and Contributed Cash Statement.

            (c) Unless, within 45 days after receipt by a Party of the other Party's Net Working Capital Statement and Contributed Cash Statement, the receiving Party notifies the delivering Party that the receiving Party does not agree with the determination of Net Working Capital and/or Contributed Cash as of the Closing Date set forth in such delivering Party's Net Working Capital Statement and/or Contributed Cash Statement, such delivering Party's Net Working Capital and Contributed Cash determinations shall be final and binding on the Parties and shall be deemed such Party's "Actual Net Working Capital" and "Actual Contributed Cash," respectively. If the receiving Party notifies the delivering Party in writing during such 45-day period that the receiving Party does not agree with the delivering Party's Net Working Capital or Contributed Cash determination, then the Parties shall discuss such disagreement in good faith for 15 days from the date of such written notice, and, if such disagreement is not resolved at the end of such 15-day period, the disagreement will be submitted to KPMG LLP (the "Neutral Firm"). The Neutral Firm will review the disagreement, and, as soon as possible but in any event not later than 60 days after the disagreement was submitted to it, the Neutral Firm shall deliver to Phillips and Chevron its determination of the Actual Net Working Capital and/or Actual Contributed Cash, which determination shall be final and binding on the Parties and then shall be deemed such Party's Actual Net Working Capital and/or Actual Contributed Cash. The fees and expenses of the Neutral Firm shall be allocated between Phillips and Chevron by the Neutral Firm.

            (d) After a determination of either Party's Contributed Cash shall have become final and binding on Phillips and Chevron as described in Section 3.3(c), the Company shall pay to such Party an amount equal to the Actual Contributed Cash of such Party.

            (e) After a determination of both Parties' Actual Net Working Capital shall have become final and binding on Phillips and Chevron as described in Section 3.3(c):

               (i) if both of the C Chem Working Capital Difference and the P Chem Working Capital Difference are greater than or equal to zero, then the absolute difference between the C Chem Working Capital Difference and the P Chem Working Capital Difference shall be a loan to the Company and the Company shall pay such difference either to Chevron, if the C Chem Working Capital Difference is greater than the P Chem Working Capital Difference, or to Phillips, if the P Chem Working Capital Difference is greater than the C Chem Working Capital Difference;

               (ii) if both of the C Chem Working Capital Difference and the P Chem Working Capital Difference are less than zero, then the absolute difference between the C Chem Working Capital Difference and the P Chem Working Capital Difference shall be a loan to the Company and the Company shall pay such difference either to Chevron, if the C Chem Working Capital Difference is closer to zero than the P Chem Working Capital Difference, or to Phillips, if the P Chem Working Capital Difference is closer to zero than the C Chem Working Capital Difference;

               (iii) if the C Chem Working Capital Difference is greater than or equal to zero and the P Chem Working Capital Difference is less than zero, then the sum of the C Chem Working Capital Difference and the absolute value of the P Chem Working Capital Difference shall be a loan to the Company and the Company shall pay such sum to Chevron; or

               (iv) if the P Chem Working Capital Difference is greater than or equal to zero and the C Chem Working Capital Difference is less than zero, then the sum of the P Chem Working Capital Difference and the absolute value of the C Chem Working Capital Difference shall be a loan to the Company and the Company shall pay such sum to Phillips.

            (f) The payments described in Sections 3.3(d) and 3.3(e), together with interest thereon from and including the Closing Date to but excluding such payment date, at a rate equal to the rate of interest from time to time announced publicly by Chase Manhattan Bank as its prime rate (the "Reference Rate"), will be paid out of borrowings by the Company and will be made within five (5) Business Days after the necessary determination(s) has become final and binding as described above and will be made in immediately available funds by wire transfer to an account designated by the Person to receive the payment.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PHILLIPS

            Phillips hereby represents and warrants to each of Chevron and the Company that, except as disclosed on the Phillips Disclosure Schedule (PROVIDED that, as used in this Article IV only, unless the context otherwise requires, all references to Phillips (and/or its Affiliates) shall be deemed to refer to Phillips and all of the Subsidiaries of Phillips, but in each case, only with respect to the businesses of P Chem):

            Section 4.1 Corporate Organization. Phillips and the P Chem Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. Each of Phillips and each P Chem Subsidiary has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its businesses as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the businesses conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse Effect on either Phillips or P Chem, as applicable. True and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of each P Chem Subsidiary, in effect as of the date of this Agreement, have previously been made available by Phillips to Chevron.

            Section 4.2 Capitalization. Schedule 4.2 of the Phillips Disclosure Schedule sets forth a complete list of all of the P Chem Subsidiaries and their respective jurisdictions of organization and capitalization as of the date hereof. All of the outstanding shares of capital stock or outstanding limited liability company interests of each P Chem Subsidiary are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 4.2 of the Phillips Disclosure Schedule, such shares or interests are owned by Phillips or a wholly-owned Subsidiary of Phillips free and clear of any material Lien with respect thereto. Except as described above, as of the date of this Agreement, there are not, and, at the Closing, there will not be, any capital stock or other equity interests in any P Chem Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any P Chem Subsidiary to issue, transfer or sell any of its capital stock or other equity interests, or any agreements, arrangements or understandings granting any person any rights in any P Chem Subsidiary similar to capital stock or other equity interests. Except as set forth on Schedule 4.2 of the Phillips Disclosure Schedule, P Chem does not include any material interest in any corporation, partnership, joint venture or other entity.

            Section 4.3 Authority; No Violation. (a) Phillips has full corporate power and authority to execute and deliver this Agreement and the Amended LLC Agreement, and to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement. The execution and delivery of this Agreement and the Amended LLC Agreement and the consummation of the transactions contemplated by this Agreement and the Amended LLC Agreement have been duly and validly approved by all corporate action on the part of Phillips. No other corporate proceedings on the part of Phillips or any of its Affiliates are necessary to approve this Agreement or the Amended LLC Agreement or to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement. This Agreement has been duly and validly executed and delivered by Phillips, and, assuming due authorization, execution and delivery by Chevron and the Company, constitutes a valid and binding obligation of Phillips, enforceable against Phillips in accordance with its terms.

            (b) Phillips has full corporate power, right and authority to transfer and convey, or cause to be transferred and conveyed, to the Company at the Closing, P Chem.

            (c) The execution, delivery and performance of this Agreement and the Amended LLC Agreement by Phillips do not, and the consummation by Phillips of the transactions contemplated by this Agreement and the Amended LLC Agreement will not, constitute (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Phillips, (ii) constitute a breach or violation of, or a default under, or give rise to any Lien, any buy-out right, any right of first offer or refusal, any acceleration of remedies, or any right of termination under or trigger any "change of control" rights or remedies under, any indenture, license, contract, agreement or other instrument to which Phillips is a party or by which any of its properties or assets may be bound, or
(iii) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to P Chem or any of its properties or assets, except, in the case of (ii) and (iii), for such breaches, violations, defaults, Liens, accelerations or rights as would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect on P Chem or to adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 4.4 Consents and Approvals. Except for applicable requirements of the HSR Act and the European Commission, no notice to, filing with, authorization of, exemption by, or consent or approval of, or the taking of any other action in respect of, any Governmental Entity or any other Person on the part of Phillips is necessary for the consummation by Phillips of the transactions contemplated by this Agreement, except where the failure to provide such notice, make such filing or obtain such authorization, exemption, consent or approval would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on P Chem or to adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 4.5 Licenses; Compliance with Applicable Law. Phillips or a P Chem Subsidiary holds all licenses, franchises, permits and authorizations (each, a "Permit") necessary for the lawful conduct of P Chem's businesses under and pursuant to, and has complied with and is not in default under, any applicable laws, statutes, orders, rules or regulations of any Governmental Entity relating to P Chem, except, in each case, where the failure to hold such

Permit or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on P Chem. To Phillips' knowledge, the businesses of P Chem are not being and have not been conducted in violation of any applicable laws or any orders, writs, injunctions or decrees of any Governmental Entity, except for such violations, if any, as would not, individually or in the aggregate, have a Material Adverse Effect on P Chem.

            Section 4.6 Financial Statements; Undisclosed Liabilities. Phillips has previously made available to Chevron copies of the unaudited consolidated balance sheets of P Chem as of December 31, for the fiscal years 1998 and 1999, and the related unaudited consolidated statements of income and cash flows for the years then ended. The financial statements referred to in this Section 4.6 fairly present in all material respects (except for the absence of footnotes) the financial position of P Chem at December 31, 1999 and 1998, and the results of its operations and its cash flows for the respective fiscal periods therein set forth. The financial statements described in this Section 4.6 (including the related notes, if any) comply in all material respects with applicable internal Phillips accounting requirements with respect thereto; and these statements (including the related notes, if any) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except for the absence of footnotes. P Chem does not have any liabilities required by GAAP to be set forth on a consolidated balance sheet of P Chem (other than as set forth in the notes thereto, if any), except (i) as set forth on the P Chem December 31 Balance Sheet, (ii) for liabilities incurred in the ordinary course of business since December 31, 1999 and (iii) for liabilities that would not reasonably be expected to have a Material Adverse Effect on P Chem. The financial statements described in this Section 4.6 (including the related notes, if any) are derived from the financial statements used in preparing Phillips' audited financial statements set forth in Phillips' filings with the SEC. Schedule 4.6 of the Phillips Disclosure Schedule sets forth the P Chem December 31 Balance Sheet.

            Section 4.7 Brokers' Fees. Except for Goldman, Sachs & Co., neither Phillips nor any Affiliate of Phillips nor any of their respective officers or directors has employed any broker or finder or incurred any Liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 4.8 Absence of Certain Changes or Events. From December 31, 1999 through the date of this Agreement, the businesses of P Chem have been operated in the ordinary and normal course in all material respects, and there has not been:

            (a) any event (whether covered by insurance or not) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on P Chem;

            (b) any increase in compensation (including severance or termination pay) payable to or to become payable to any consultants, officers, directors, employees or agents working in connection with the businesses of P Chem or any change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such consultants, officers, directors, employees or agents, in each case, other than (i) general increases or changes reasonably consistent with past practices and applicable to at least 10% of the employees of

Phillips and its Subsidiaries, or (ii) other increases that are in accordance with past practice and are not material in the aggregate;

            (c) any change in financial accounting methods, principles or practices by P Chem materially affecting its assets, Liabilities or businesses, except insofar as such change may have been required by a change in GAAP;

            (d) any indebtedness for borrowed money incurred by P Chem other than from Phillips or its Affiliates, any issuance of debt securities by P Chem other than to Phillips or its Affiliates, any assumption, guarantee, endorsement or other action that would result in P Chem having responsibility for the obligations of any other Persons, or any mortgage or encumbrance on properties or assets of P Chem other than Liens that do not materially restrict or detract from the value of such properties or assets; or

            (e) any declaration, setting aside or payment of any distribution (other than in cash), directly or indirectly, except as permitted by this Agreement.

            Section 4.9 Legal Proceedings. (a) As of the date hereof, neither Phillips nor any of its Subsidiaries is a party to any, and there are no pending or, to Phillips' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Phillips or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on P Chem, or (ii) would adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.
Schedule 4.9 of the Phillips Disclosure Schedule lists all legal, administrative, arbitral or other proceedings relating to the businesses and operations of P Chem to which Phillips or any of its Subsidiaries is a party, and all pending or, to Phillips' knowledge, theatened claims which are material to the business and operations of P Chem.

            (b) There is no injunction, order, judgment or decree imposed upon P Chem, or any assets of P Chem, which has had, or would reasonably be expected to have, a Material Adverse Effect on P Chem.

            Section 4.10 Contracts. (a) Schedule 4.10(a) of the Phillips Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all contracts, agreements and commitments of the following categories, whether oral or written, express or implied, to which Phillips or any P Chem Subsidiary is a party, relating to P Chem or by which any of P Chem's properties or assets are bound (excluding the agreements contemplated by this Agreement or the Amended LLC Agreement) (collectively, the "P Chem Material Contracts"):

               (i) any employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification contract requiring payments by P Chem in excess of $500,000 per year;

               (ii) any contract involving or requiring expenditures or receipts by P Chem of more than $2,000,000 in any calendar year and not cancelable or terminable within one year from the Closing Date;

               (iii) any contract containing covenants limiting the freedom of P Chem to engage in any line of business or compete with any Person or operate at any location;

               (iv) any contract granting a right of first refusal or first negotiation other than for the purchase of goods or services in the aggregate less than $2,000,000;

               (v)    any partnership or joint venture agreement;

               (vi) any agreement for the acquisition, sale or lease of material properties or assets of P Chem (by merger, purchase or sale of assets or stock, or otherwise) entered into since January 1, 1998;

               (vii) any contract or agreement with any Governmental Entity requiring expenditures or receipts by P Chem in excess of $2,000,000;

               (viii) any collective bargaining agreement or other labor union contract;

               (ix) any contract between P Chem, on the one hand, and Phillips or any Affiliate of Phillips (other than P Chem), on the other hand; and

               (x) any commitments and agreements to enter into any of the foregoing.

            (b) Each P Chem Material Contract is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of P Chem. There is no default under any P Chem Material Contract by P Chem or, to Phillips' knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by P Chem, or, to Phillips' knowledge, any other party, which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on P Chem. As of the date of this Agreement, no party to any P Chem Material Contract has given notice to P Chem or made a claim against P Chem with respect to any breach or default thereunder, which breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on P Chem. As of the date of this Agreement, there has been no amendment or modification of any of the P Chem Material Contracts, except as specifically listed on Schedule 4.10(a) of the Phillips Disclosure Schedule. The enforceability of any P Chem Material Contract shall not be impaired by the execution and delivery of this Agreement or the Amended LLC Agreement or the consummation of the transactions contemplated hereby or thereby, and, as of the date of this Agreement, no P Chem Material Contract requires that a transaction of the kind contemplated by this Agreement or the Amended LLC Agreement receive the approval of any party to such P Chem Material Contract, except where such impairments or failures to receive approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on P Chem.

            (c) As of the date of this Agreement, Phillips has delivered to Chevron or otherwise made available to Chevron at the offices of Phillips or its Subsidiaries true, correct and complete copies of all P Chem Material Contracts.

            Section 4.11 Real Property. (a) Schedule 4.11(a)(i) of the Phillips Disclosure Schedule identifies all real property assets (other than real property assets associated with pipelines identified on Exhibit A-1) the fee title to which is owned, beneficially and/or of record, by Phillips as of the date of this Agreement and which are material to the businesses of P Chem.
Schedule 4.11(a)(ii) of the Phillips Disclosure Schedule identifies all real property assets (other than real property assets associated with pipelines identified on Exhibit A-1) a leasehold interest in which is owned, beneficially and/or of record, by Phillips as of the date of this Agreement and which are material to the businesses of P Chem.

            (b) With respect to any real property owned or leased by Phillips (the "P Chem Real Property"), Phillips has good and valid fee or leasehold title, as the case may be, to all real property owned or leased by Phillips, in each case, free and clear of all Liens, except for Permitted Encumbrances, defects in title or Liens described on Schedules 4.11(a)(i) or 4.11(a)(ii) of the Phillips Disclosure Schedule and other defects in title or Liens that, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect on P Chem.

            (c) Each of the leases (including subleases) to which Phillips is a party (the "P Chem Leases") is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of each of the lessee and the lessor under such P Chem Lease, and neither Phillips nor, to Phillips' knowledge, the other party to any P Chem Lease is in default under such P Chem Lease in any material respect, other than such defaults, if any, which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on P Chem. As of the date of this Agreement, except where, individually or in the aggregate, there would not reasonably be expected to be a Material Adverse Effect on P Chem or as otherwise set forth on Schedule 4.11(a)(ii) of the Phillips Disclosure Schedule, (i) the enforceability of any of the P Chem Leases will not be impaired by the execution or delivery of this Agreement or the Amended LLC Agreement, (ii) the execution and delivery of this Agreement or the Amended LLC Agreement or the consummation of the transactions contemplated by this Agreement or the Amended LLC Agreement will not entitle the lessor under any P Chem Lease to terminate such P Chem Lease prior to the scheduled expiration thereof, and (iii) neither Phillips nor any P Chem Subsidiary is currently participating in any discussions or negotiations regarding termination of any P Chem Lease of a property at which P Chem conducts business operations prior to the scheduled expiration of such P Chem Lease by reason of a breach or alleged breach by the tenant thereunder.

            Section 4.12 Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on P Chem, (a) the properties, operations and activities of P Chem are in material compliance with all applicable Environmental Laws; (b) P Chem is not subject to any existing, pending or, to Phillips' knowledge, threatened, action, suit, proceeding or remediation activity under any Environmental Law; (c) Hazardous Materials have not at any time been released or disposed of at the properties currently owned, operated, leased or used by P Chem; (d) the previous and current methods of releasing or disposing of Hazardous Materials generated, used, treated, recycled or stored at, upon or under the properties previously or currently owned, operated, leased or used by P Chem have been disclosed to Chevron; and (e) Phillips has not restricted access for the review of and copying by Chevron all of the environmental reports, documents, data and other information prepared by or for P Chem relating to the properties previously or currently owned, operated, leased or used by P Chem.

            Section 4.13 Intellectual Property. (a) Phillips has, or will as of the Closing have, such ownership of or such rights by license or other agreement to use all patents and patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications, proprietary information and data, including trade secrets, as are necessary to permit P Chem to conduct its businesses as currently conducted (collectively, the "P Chem Intellectual Property"), except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect on P Chem.

            (b) To Phillips' knowledge, the conduct of the businesses of P Chem as currently conducted does not infringe the valid proprietary rights of any third party, and there are no present or threatened infringements of the P Chem Intellectual Property by any third party, except, in either case, for such infringements that would not, individually or in the aggregate, have a Material Adverse Effect on P Chem. There are no pending or, to Phillips' knowledge, threatened infringement proceedings, litigation or claims by any Person against the use by P Chem of any P Chem Intellectual Property or any third-party intellectual property.

            (c) Schedule 6.18 of the Phillips Disclosure Schedule sets forth a list of all United States patents and United States patent applications which are primarily used by or identified as relating primarily to the P Chem business, including licensing, research, development and demonstration activities.

            (d) Schedule 6.18 of the Phillips Disclosure Schedule sets forth a list of all United States registered trademarks other than Trademarks and Logos as defined in Section 6.9 which are primarily used or identified as relating to the P Chem business.

            Section 4.14 Employee Benefit Plans. (a) Schedule 4.14(a) of the Phillips Disclosure Schedule includes a complete list of all Phillips Plans. Except as set forth on Schedule 4.14(a) of the Phillips Disclosure Schedule, none of the Phillips Plans is sponsored or maintained by P Chem or any P Chem Subsidiary.

            (b) With respect to each Phillips Plan, Phillips has delivered or made available to Chevron a true, correct and complete copy of all plan documents and the current summary plan description.

            (c) No Phillips Plans are "multiemployer plans" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans"). None of the P Chem Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the P Chem Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

            (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any of the P Chem Subsidiaries following the Closing.

            (e) Except as specifically provided in Annex A and except for stock options granted by Phillips to P Chem Employees, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any P Chem Employee.

            Section 4.15 Labor Relations. Phillips is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, employment discrimination, equal opportunity, affirmative action, workers' compensation, unemployment insurance, immigration, and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws, except where the failure to comply would not reasonably be expected to cause a Material Adverse Effect on P Chem. Neither Phillips nor any Subsidiary of Phillips is a party to any collective bargaining agreement or other labor union contract with respect to any P Chem Employee, and, to Phillips's knowledge, there are no activities or proceedings of any labor union to organize any P Chem Employees. No claim has been made by any labor organization that the operations of P Chem to be contributed to the Company under this Agreement would be subject to any agreement with such labor organization or to a duty to bargain with such labor organization regarding the terms and conditions of employment for any group of employees involved in such operations. There is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of Phillips, threatened, against or affecting P Chem.

            Section 4.16 Transactions with Affiliates. As of the date of this Agreement, except as set forth on Schedule 4.16 of the Phillips Disclosure Schedule and except for transactions contemplated by this Agreement, (a) no director or officer of Phillips is currently, directly or indirectly, a party to any transaction with P Chem, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to any such director or officer, and (b) P Chem has no outstanding material contract, agreement or other arrangement with Phillips or any of its Affiliates (other than P Chem) and has not engaged in any material transaction outside the ordinary course of business with Phillips or its Affiliates (other than P Chem) since January 1, 1999.

            Section 4.17 Personal Property. Phillips owns, or holds valid leasehold interests in, the personal property owned or used by it, in each case, free and clear of all Liens, except for such Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on P Chem.

            Section 4.18 Year 2000. Phillips has developed and implemented a plan for addressing the Year 2000 Problem, except where its failure to do so would not reasonably be expected to have a Material Adverse Effect on P Chem. As of the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on P Chem, none of the assets or equipment owned or utilized by P Chem will fail to perform because of, or due in any way to, a Year 2000 Problem. As of the date of this Agreement, to Phillips' knowledge, no vendor, supplier or customer of P Chem is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on P Chem.

            Section 4.19 Insurance. P Chem is, and has been continuously since December 31, 1999, insured with Phillips-affiliated insurance companies or with third-party insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the businesses as conducted by P Chem during such time period. As of the date of this Agreement, P Chem has not received any notice of cancellation or termination with respect to any insurance policy of P Chem that would reasonably be expected to have a Material Adverse Effect on P Chem.

            Section 4.20 Acquisition of Company Interests for Investment.
With respect to Phillips' acquisition of Company Interests, Phillips has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of Company Interests. Phillips is acquiring the Company Interests for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Company Interests. Phillips agrees that the Company Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities laws, in each case, to the extent applicable.

            Section 4.21 Sufficiency of Contribution. Except as disclosed elsewhere in this Agreement or in the Phillips Disclosure Schedule, as of the Closing, Phillips holds, and shall transfer and convey to the Company at Closing, all right, title and interest of Phillips and its Affiliates to all properties, rights, assets and Liabilities (other than the Phillips Excluded Assets and the Phillips Excluded Liabilities) of the chemicals businesses of Phillips and its Affiliates as conducted as of the date of this Agreement and as of the Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CHEVRON

            Chevron hereby represents and warrants to each of Phillips and the Company that, except as disclosed on the Chevron Disclosure Schedule (PROVIDED that, as used in this Article V only, unless the context otherwise requires, all references to Chevron (and/or its Affiliates) shall be deemed to refer to Chevron and all of the Subsidiaries of Chevron, but, in each case, only with respect to the businesses of C Chem):

            Section 5.1 Corporate Organization. Chevron and the C Chem Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. Each of Chevron and each C Chem Subsidiary has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its businesses as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the businesses conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse Effect on either Chevron or C Chem, as applicable. True and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of each C Chem Subsidiary, in effect as of the date of this Agreement, have previously been made available by Chevron to Phillips.

            Section 5.2 Capitalization. Schedule 5.2 of the Chevron Disclosure Schedule sets forth a complete list of all of the C Chem Subsidiaries and their respective jurisdictions of organization and capitalization, as of the date hereof. All of the outstanding shares of capital stock or outstanding limited liability company interests of each C Chem Subsidiary are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 5.2 of the Chevron Disclosure Schedule, such shares or interests are owned by Chevron or a wholly-owned Subsidiary of Chevron free and clear of any material Lien with respect thereto. Except as described above, as of the date of this Agreement, there are not, and, at the Closing, there will not be, any capital stock or other equity interests in any C Chem Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any C Chem Subsidiary to issue, transfer or sell any of its capital stock or other equity interests, or any agreements, arrangements or understandings granting any person any rights in any C Chem Subsidiary similar to capital stock or other equity interests. Except as set forth on Schedule 5.2 of the Chevron Disclosure Schedule, C Chem does not include any material interest in any corporation, partnership, joint venture or other entity.

            Section 5.3 Authority; No Violation. (a) Chevron has full corporate power and authority to execute and deliver this Agreement and the Amended LLC Agreement and to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement. The execution and delivery of this Agreement and the Amended LLC Agreement and the consummation of the transactions contemplated by this Agreement and the Amended LLC Agreement have been duly and validly approved by all corporate action on the part of Chevron. No other corporate proceedings on the part of Chevron or any of its Affiliates are necessary to approve this Agreement or the Amended LLC Agreement or to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement. This Agreement has been duly and validly executed and delivered by Chevron, and, assuming due authorization, execution and delivery by Phillips and the Company, constitutes a valid and binding obligation of Chevron, enforceable against Chevron in accordance with its terms.

            (b) Chevron has full corporate power, right and authority to transfer and convey, or cause to be transferred and conveyed, to the Company at the Closing, C Chem.

            (c) The execution, delivery and performance of this Agreement and the Amended LLC Agreement by Chevron do not, and the consummation by Chevron of the transactions contemplated by this Agreement and the Amended LLC Agreement will not, constitute (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Chevron, (ii) constitute a breach or violation of, or a default under, or give rise to any Lien, any buy-out right, any right of first offer or refusal, any acceleration of remedies, or any right of termination under or trigger any "change of control" rights or remedies under, any indenture, license, contract, agreement or other instrument to which Chevron is a party or by which any of its properties or assets may be bound, or
(iii) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to C Chem or any of its properties or assets, except, in the case of (ii) and (iii), for such breaches, violations, defaults, Liens, accelerations or rights as would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect on C Chem or to adversely affect the ability of Chevron to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 5.4 Consents and Approvals. Except for applicable requirements of the HSR Act and the European Commission, no notice to, filing with, authorization of, exemption by, or consent or approval of, or the taking of any other action in respect of, any Governmental Entity or any other Person on the part of Chevron is necessary for the consummation by Chevron of the transactions contemplated by this Agreement, except where the failure to provide such notice, make such filing or obtain such authorization, exemption, consent or approval would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on C Chem or to adversely affect the ability of Chevron to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 5.5 Licenses; Compliance with Applicable Law. Chevron or a
C Chem Subsidiary holds all Permits necessary for the lawful conduct of C Chem's businesses under and pursuant to, and has complied with and is not in default under, any applicable laws, statutes, orders, rules or regulations of any Governmental Entity relating to C Chem, except, in each case, where the failure to hold such Permit or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on C Chem. To Chevron's knowledge, the businesses of C Chem are not being and have not been conducted in violation of any applicable laws or any orders, writs, injunctions or decrees of any Governmental Entity, except for such violations, if any, as would not, individually or in the aggregate, have a Material Adverse Effect on C Chem.

            Section 5.6 Financial Statements; Undisclosed Liabilities. Chevron has previously made available to Phillips copies of the unaudited consolidated balance sheets of C Chem as of December 31, for the fiscal years 1998 and 1999, and the related unaudited consolidated statements of income and cash flows for the years then ended. The financial statements referred to in this Section 5.6 fairly present in all material respects (except for the absence of footnotes) the financial position of C Chem at December 31, 1999 and 1998, and the results of its operations and its cash flows for the respective fiscal periods therein set forth. The financial statements described in this Section 5.6 (including the related notes, if any) comply in all material respects with applicable internal Chevron accounting requirements with respect thereto; and these statements (including the related notes, if any) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except for the absence of footnotes. C Chem does not have any liabilities required by GAAP to be set forth on a consolidated balance sheet of C Chem (other than as set forth on the notes thereto, if any), except (i) as set forth on the C Chem December 31 Balance Sheet, (ii) for liabilities incurred in the ordinary course of business since December 31, 1999 and (iii) for liabilities that would not reasonably be expected to have a Material Adverse Effect on C Chem.

The financial statements described in this Section 5.6 (including the related notes, if any) are derived from the financial statements used in preparing Chevron's audited financial statements set forth in Chevron's filings with the SEC. Schedule 5.6 of the Chevron Disclosure Schedule sets forth the C Chem December 31 Balance Sheet.

            Section 5.7 Brokers' Fees. Except for Lehman Brothers, neither Chevron nor any Affiliate of Chevron nor any of their respective officers or directors has employed any broker or finder or incurred any Liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 5.8 Absence of Certain Changes or Events. From December 31, 1999 through the date of this Agreement, the businesses of C Chem have been operated in the ordinary and normal course in all material respects, and there has not been:

            (a) any event (whether covered by insurance or not) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on C Chem;

            (b) any increase in compensation (including severance or termination pay) payable to or to become payable to any consultants, officers, directors, employees or agents working in connection with the businesses of C Chem or any change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such consultants, officers, directors, employees or agents, in each case, other than (i) general increases or changes reasonably consistent with past practices and applicable to at least 10% of the employees of Chevron and its Subsidiaries, or (ii) other increases that are in accordance with past practice and are not material in the aggregate;

            (c) any change in financial accounting methods, principles or practices by C Chem materially affecting its assets, Liabilities or businesses, except insofar as such change may have been required by a change in GAAP;

            (d) any indebtedness for borrowed money incurred by C Chem other than from Chevron or its Affiliates, any issuance of debt securities by C Chem other than to Chevron or its Affiliates, any assumption, guarantee, endorsement or other action that would result in C Chem having responsibility for the obligations of any other Persons, or any mortgage or encumbrance on properties or assets of C Chem other than Liens that do not materially restrict or detract from the value of such properties or assets; or

            (e) any declaration, setting aside or payment of any distribution (other than in cash), directly or indirectly, except as permitted by this Agreement.

            Section 5.9 Legal Proceedings. (a) As of the date hereof, neither Chevron nor any of its Subsidiaries is a party to any, and there are no pending or, to Chevron's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Chevron or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on C Chem, or (ii) would adversely affect the ability of Chevron to consummate the transactions contemplated by this Agreement or the Amended LLC Agreement.
Schedule 5.9 of the Chevron Disclosure Schedule lists all legal, administrative, arbitral or other proceedings relating to the businesses and operations of C Chem to which Chevron or any of its Subsidiaries is a party, and all pending or, to Chevron's knowledge, theatened claims which are material to the business and operations of C Chem.

            (b) There is no injunction, order, judgment or decree imposed upon C Chem, or any assets of C Chem, which has had, or would reasonably be expected to have, a Material Adverse Effect on C Chem.

            Section 5.10 Contracts. (a) Schedule 5.10(a) of the Chevron Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all contracts, agreements and commitments of the following categories, whether oral or written, express or implied, to which Chevron or any C Chem Subsidiary is a party, relating to C Chem or by which any of C Chem's properties or assets are bound (excluding the agreements contemplated by this Agreement or the Amended LLC Agreement) (collectively, the "C Chem Material Contracts"):

               (i) any employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contract requiring payments by C Chem in excess of $500,000 per year;

               (ii) any contract involving or requiring expenditures or receipts by C Chem of more than $2,000,000 in any calendar year and not cancelable or terminable within one year from the Closing Date;

               (iii) any contract containing covenants limiting the freedom of C Chem to engage in any line of business or compete with any Person or operate at any location;

               (iv) any contract granting a right of first refusal or first negotiation other than for the purchase of goods or services in the aggregate less than $2,000,000;

               (v)   any partnership or joint venture agreement;

               (vi) any agreement for the acquisition, sale or lease of material properties or assets of C Chem (by merger, purchase or sale of assets or stock, or otherwise) entered into since January 1, 1998;

               (vii) any contract or agreement with any Governmental Entity requiring expenditures or receipts by C Chem in excess of $2,000,000;

               (viii) any collective bargaining agreement or other labor union contract;

               (ix) any contract between C Chem, on the one hand, and Chevron or any Affiliate of Chevron (other than C Chem), on the other hand; and

               (x) any commitments and agreements to enter into any of the foregoing.

            (b) Each C Chem Material Contract is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of C Chem. There is no default under any C Chem Material Contract by C Chem or, to Chevron's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by C Chem, or, to Chevron's knowledge, any other party, which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on C Chem. As of the date of this Agreement, no party to any C Chem Material Contract has given notice to C Chem or made a claim against C Chem with respect to any breach or default thereunder, which breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on C Chem. As of the date of this Agreement, there has been no amendment or modification of any of the C Chem Material Contracts, except as specifically listed on Schedule 5.10(a) of the Chevron Disclosure Schedule. The enforceability of any C Chem Material Contract shall not be impaired by the execution and delivery of this Agreement or the Amended LLC Agreement or the consummation of the transactions contemplated hereby or thereby, and, as of the date of this Agreement, no C Chem Material Contract requires that a transaction of the kind contemplated by this Agreement or the Amended LLC Agreement receive the approval of any party to such C Chem Material Contract, except where such impairments or failures to receive approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on C Chem.

            (c) As of the date of this Agreement, Chevron has delivered to Phillips or otherwise made available to Phillips at the offices of Chevron or its Subsidiaries true, correct and complete copies of all C Chem Material Contracts.

            Section 5.11 Real Property. (a) Schedule 5.11(a)(i) of the Chevron Disclosure Schedule identifies all real property assets the fee title to which is owned, beneficially and/or of record, by Chevron as of the date of this Agreement and which are material to the businesses of C Chem. Schedule 5.11(a)(ii) of the Chevron Disclosure Schedule identifies all real property assets a leasehold interest in which is owned, beneficially and/or of record, by Chevron as of the date of this Agreement and which are material to the businesses of C Chem.

            (b) With respect to any real property owned or leased by Chevron (the "C Chem Real Property"), Chevron has good and valid fee or leasehold title, as the case may be, to all real property owned or leased by Chevron, in each case, free and clear of all Liens, except for Permitted Encumbrances, defects in title or Liens described on Schedules 5.11(a)(i) and 5.11(a)(ii) of the Chevron Disclosure Schedule and other defects in title or Liens that, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect on C Chem.

            (c) Each of the leases (including subleases) to which Chevron is a party (the "C Chem Leases") is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of each of the lessee and the lessor under such C Chem Lease, and neither Chevron nor, to Chevron's knowledge, the other party to any C Chem Lease is in default under such C Chem

Lease in any material respect, other than such defaults, if any, which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on C Chem. As of the date of this Agreement, except where, individually or in the aggregate, there would not reasonably be expected to be a Material Adverse Effect on C Chem or as otherwise set forth on Schedule 5.11(a)(i) of the Chevron Disclosure Schedule, (i) the enforceability of any of the C Chem Leases will not be impaired by the execution or delivery of this Agreement or the Amended LLC Agreement, (ii) the execution and delivery of this Agreement or the Amended LLC Agreement or the consummation of the transactions contemplated by this Agreement or the Amended LLC Agreement will not entitle the lessor under any C Chem Lease to terminate such C Chem Lease prior to the scheduled expiration thereof, and (iii) neither Chevron nor any C Chem Subsidiary is currently participating in any discussions or negotiations regarding termination of any C Chem Lease of a property at which C Chem conducts business operations prior to the scheduled expiration of such C Chem Lease by reason of a breach or alleged breach by the tenant thereunder.

            Section 5.12 Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on C Chem, (a) the properties, operations and activities of C Chem are in material compliance with all applicable Environmental Laws; (b) C Chem is not subject to any existing, pending or, to Chevron's knowledge, threatened, action, suit, proceeding or remediation activity under any Environmental Law; (c) Hazardous Materials have not at any time been released or disposed of at the properties currently owned, operated, leased or used by C Chem; (d) the previous and current methods of releasing or disposing of Hazardous Materials generated, used, treated, recycled or stored at, upon or under the properties previously or currently owned, operated, leased or used by C Chem have been disclosed to Phillips; and (e) Chevron has not restricted access for the review of and copying by Phillips all of the environmental reports, documents, data and other information prepared by or for C Chem relating to the properties previously or currently owned, operated, leased or used by C Chem.

            Section 5.13 Intellectual Property. (a) Chevron has, or will as of the Closing have, such ownership of or such rights by license or other agreement to use all patents and patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications, proprietary information and data, including trade secrets, as are necessary to permit C Chem to conduct its businesses as currently conducted (collectively, the "C Chem Intellectual Property"), except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect on C Chem.

            (b) To Chevron's knowledge, the conduct of the businesses of C Chem as currently conducted does not infringe the valid proprietary rights of any third party, and there are no present or threatened infringements of the C Chem Intellectual Property by any third party, except, in either case, for such infringements that would not, individually or in the aggregate, have a Material Adverse Effect on C Chem. There are no pending or, to Chevron's knowledge, threatened infringement proceedings, litigation or claims by any Person against the use by C Chem of any C Chem Intellectual Property or any third-party intellectual property.

            (c) Schedule 6.18 of the Chevron Disclosure Schedule sets forth a list of all United States patents and United States patent applications which are primarily used by or identified as relating primarily to the C Chem business, including licensing, research, development and demonstration activities.

            (d) Schedule 6.18 of the Chevron Disclosure Schedule sets forth a list of all United States registered trademarks other than Trademarks and Logos as defined in Section 6.9 which are primarily used or identified as relating to the C Chem business.

            Section 5.14 Employee Benefit Plans. (a) Schedule 5.14(a) of the Chevron Disclosure Schedule includes a complete list of all Chevron Plans. Except as set forth on Schedule 5.14(a) of the Chevron Disclosure Schedule, none of the Chevron Plans is sponsored or maintained by C Chem or any C Chem Subsidiary.

            (b) With respect to each Chevron Plan, Chevron has delivered or made available to Phillips a true, correct and complete copy of all plan documents and the current summary plan description.

            (c) No Chevron Plans are Multiemployer Plans. None of the C Chem Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the C Chem Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

            (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any of the C Chem Subsidiaries following the Closing.

            (e) Except as specifically provided in Annex A and except for stock options granted by Chevron to C Chem Employees, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any C Chem Employee.

            Section 5.15 Labor Relations. Chevron is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, employment discrimination, equal opportunity, affirmative action, workers' compensation, unemployment insurance, immigration, and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws, except where the failure to comply would not reasonably be expected to cause a Material Adverse Effect on C Chem. Neither Chevron nor any Subsidiary of Chevron is a party to any collective bargaining agreement or other labor union contract with respect to any C Chem Employee, and, to Chevron's knowledge, there are no activities or proceedings of any labor union to organize any C Chem Employees. No claim has been made by any labor organization that the operations of C Chem to be contributed to the Company under this Agreement would be subject to any agreement with such labor organization or to a duty to bargain with such labor organization regarding the terms and conditions of employment for any group of employees involved in such operations. There is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of Chevron, threatened, against or affecting C Chem.

            Section 5.16 Transactions with Affiliates. As of the date of this Agreement, except as set forth on Schedule 5.16 of the Chevron Disclosure Schedule and except for transactions contemplated by this Agreement, (a) no director or officer of Chevron is currently, directly or indirectly, a party to any transaction with C Chem, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to any such director or officer, and (b) C Chem has no outstanding material contract, agreement or other arrangement with Chevron or any of its Affiliates (other than C Chem) and has not engaged in any material transaction outside the ordinary course of business with Chevron or its Affiliates (other than C Chem) since January 1, 1999.

            Section 5.17 Personal Property. Chevron owns, or holds valid leasehold interests in, the personal property owned or used by it, in each case, free and clear of all Liens, except for such Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on C Chem.

            Section 5.18 Year 2000. Chevron has developed and implemented a plan for addressing the Year 2000 Problem, except where its failure to do so would not reasonably be expected to have a Material Adverse Effect on C Chem. As of the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on C Chem, none of the assets or equipment owned or utilized by C Chem will fail to perform because of, or due in any way to, a Year 2000 Problem. As of the date of this Agreement, to Chevron's knowledge, no vendor, supplier or customer of C Chem is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on C Chem.

            Section 5.19 Insurance. C Chem is, and has been continuously since December 31, 1999, insured with Chevron-affiliated insurance companies or with third-party insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the businesses as conducted by C Chem during such time period. As of the date of this Agreement, C Chem has not received any notice of cancellation or termination with respect to any insurance policy of C Chem that would reasonably be expected to have a Material Adverse Effect on C Chem.

            Section 5.20 Acquisition of Company Interests for Investment. With respect to Chevron's acquisition of Company Interests, Chevron has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of Company Interests. Chevron is acquiring the Company Interests for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Company Interests. Chevron agrees that the Company Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities laws, in each case, to the extent applicable.

            Section 5.21 Sufficiency of Contribution. Except as disclosed elsewhere in this Agreement or in the Chevron Disclosure Schedule, as of the Closing, Chevron holds, and shall transfer and convey to the Company at Closing, all right, title and interest of Chevron and its Affiliates to all properties, rights, assets and Liabilities (other than the Chevron Excluded Assets and the Chevron Excluded Liabilities) of the chemicals businesses of Chevron and its Affiliates as conducted as of the date of this Agreement and as of the Closing.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Investigation of Business; Access to Properties and Records. (a) From the date of this Agreement through the Closing, Phillips and Chevron shall cause P Chem and C Chem, respectively, to afford to representatives of the other Party reasonable access to their offices, properties, books and records, during normal business hours, in order that the other Party may have a full opportunity to make such investigations as it desires of their affairs; PROVIDED, HOWEVER, that such investigation shall be at reasonable times and upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Phillips or P Chem, or Chevron or C Chem, respectively. All requests for access to the offices, properties, books, and records relating to P Chem or C Chem shall be made to such representatives as may be designated in writing by Phillips or Chevron, as appropriate (the "Designated Representatives"), which Designated Representatives shall be solely responsible for coordinating all such requests and all access permitted hereunder. Neither Phillips nor Chevron nor their respective representatives shall contact any of the employees, customers or suppliers of the other Party and its Subsidiaries, in connection with the transactions contemplated by this Agreement and the Amended LLC Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of the other Party's Designated Representatives, which consent shall not be unreasonably withheld.

            (b) Any information provided to a Party or its representatives pursuant to this Agreement or the Amended LLC Agreement shall be held by such Party and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement and the Amended LLC Agreement, as applicable. From and after the Closing, each Party shall, and shall cause its Affiliates to, maintain in confidence and not use nonpublic information of the other Party, except as otherwise specifically permitted by this Agreement or the Amended LLC Agreement or as required by law.

            (c) Except as contemplated by this Agreement and the Amended LLC Agreement, each of Phillips and Chevron agrees, and agrees to cause its representatives not to, until the earlier of the Closing or termination of this Agreement in accordance with its terms, not to (i) enter into any agreement with any third party, or engage in any discussions with attorneys, investment bankers, other advisors or representatives, or any third party, regarding a transaction involving the sale of, or creation of a joint venture involving, all or any material portion of the operations of P Chem or C Chem, as applicable, or (ii) solicit, initiate or encourage offers in respect thereof.

            (d) The Company agrees to (i) hold all of the books and records of each of P Chem and C Chem existing on the Closing Date and not to destroy or dispose of any thereof for a period of four years from the Closing Date or such longer time as may be required by law, and, thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing, at least 60 days prior to such destruction or disposition, to surrender them to Phillips or Chevron, respectively, and (ii) following the Closing Date to afford Phillips and Chevron, their respective accountants and counsel, during normal business hours, upon reasonable notice, full access to such books and records to the extent that such access may be requested for any legitimate purpose at no cost to Phillips or Chevron (other than for reasonable out-of-pocket expenses); PROVIDED, HOWEVER, that nothing herein shall limit any of Phillips' or Chevron's respective rights of discovery pursuant to any legal proceeding. The Company shall have the same rights, and Phillips and Chevron, respectively, the same obligations, as are set forth in this Section 6.1(d) with respect to any books, non-privileged records and employees of Phillips or Chevron pertaining to the Company and its Subsidiaries, with the exception of Tax Returns. The Company will provide additional information to the extent reasonably requested and required by Phillips or Chevron for a legitimate purpose.

            Section 6.2 Consents and Approvals. (a) Subject to the terms and conditions of this Agreement and the Amended LLC Agreement, each of Phillips and Chevron agrees to use its best commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Amended LLC Agreement, (ii) obtain and maintain all approvals, consents, registrations, Permits and other confirmations required to be obtained from any third party (including any Governmental Entity) that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement, (iii) lift or rescind any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement, and (iv) fulfill all conditions to this Agreement and the Amended LLC Agreement. Subject to applicable laws relating to the exchange of information, Phillips and Chevron shall each have the right to review, in advance, and to the extent practicable will consult each other on, all submissions and communications relating to P Chem or C Chem, as the case may be, made with any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Amended LLC Agreement.

            (b) Notwithstanding anything to the contrary in this Agreement, in the event of any sale of non-current assets approved by Phillips or Chevron, as applicable, and consummated prior to the Closing pursuant to Sections 6.2, 6.4 or 6.5, at the Closing, all after-Tax proceeds from such sale shall be held by P Chem or C Chem, as applicable, and the representations and warranties in Articles IV and V shall be deemed to be adjusted appropriately.

            (c) In furtherance and not in limitation of the foregoing, each of Phillips and Chevron agrees to (i) make appropriate antitrust filings, including filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this

Agreement, and filings with the European Commission, as promptly as practicable (if not already completed by the date of this Agreement), (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to any applicable antitrust laws in connection with the transaction contemplated by this Agreement, and (iii) complete the review process under any relevant antitrust laws to permit the consummation of the transactions contemplated by this Agreement and the Amended LLC Agreement, including causing the expiration or termination of the applicable waiting periods under any relevant antitrust laws as soon as possible.

            Section 6.3 Further Assurances. (a) Phillips and Chevron agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement and the Amended LLC Agreement.

            (b) To the extent not already in the possession of the Company or its Subsidiaries on or before the Closing Date, Phillips shall deliver to the Company all original agreements, documents, books, records and files relating to the ownership or operation of the businesses of P Chem or its respective properties or assets, including all books of account, journals and ledgers, correspondence, memoranda, maps, plats, customer lists, information and account histories, supplier lists and information, personnel records relating to P Chem Employees, engineering plans, property records, title insurance policies, stock certificates and stock transfer records, minute books and corporate seals.

            (c) To the extent not already in the possession of the Company or its Subsidiaries on or before the Closing Date, Chevron shall deliver to the Company all original agreements, documents, books, records and files relating to the ownership or operation of the businesses of C Chem or its properties or assets, including all books of account, journals and ledgers, correspondence, memoranda, maps, plats, customer lists, information and account histories, supplier lists and information, personnel records relating to C Chem Employees, engineering plans, property records, title insurance policies, stock certificates and stock transfer records, minute books and corporate seals.

            Section 6.4 Conduct of the Phillips Chemicals Business. From the date of this Agreement through the Closing, except as disclosed on Schedule 6.4 of the Phillips Disclosure Schedule or otherwise provided for in, or contemplated by, this Agreement or the Amended LLC Agreement, and, except as consented to or approved by Chevron in writing, Phillips covenants and agrees that:

            (a) Phillips shall cause the businesses of P Chem to be operated in the ordinary course in substantially the same manner as conducted as of the date hereof, including by funding all capital expenditures in the ordinary course as contemplated by the 2000 capital expenditure budget set forth on Schedule 6.4(a) of the Phillips Disclosure Schedule;

            (b) none of the P Chem Subsidiaries shall (i) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents, or (ii) make any change in its authorized or issued capital stock, limited liability company interests or other equity interests;

            (c) none of the P Chem Subsidiaries shall (i) issue, sell or agree to issue or sell any shares of capital stock, limited liability company interests or any other securities (including any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of capital stock, limited liability company interests or other securities), or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any securities of any of the P Chem Subsidiaries;

            (d) except in the ordinary course of business, Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, enter into any joint venture, partnership or other similar arrangement, or enter into or assume any material contract which would be required to be listed on Schedule 4.10 of the Phillips Disclosure Schedule if such contract were entered into or assumed prior to the date of this Agreement;

            (e) except (i) in the ordinary course of business or (ii) for the transactions set forth on Schedule 6.4(e) of the Phillips Disclosure Schedule and any other acquisition involving expenditures of less than $5,000,000, Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, (A) acquire any material assets or securities of any Person or any interests therein or (B) except pursuant to
Section 6.2, sell, assign, license, transfer, lease (as lessor) or otherwise dispose of any material assets or securities;

            (f) except as contemplated by the 2000 capital expenditure budget set forth on Schedule 6.4(a) of the Phillips Disclosure Schedule, and except for acquisitions permitted under Section 6.4(e), Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, make or authorize any capital expenditure or expenditures that will be paid for by the Company following the Closing;

            (g) Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, make any change in any of their present financial accounting methods and practices pertaining to P Chem, except as required by changes in GAAP;

            (h) Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, declare or pay any non-cash dividend or make any similar distribution or payment, directly or indirectly; PROVIDED, HOWEVER, that Phillips shall be entitled to cause the Phillips Excluded Assets to be conveyed, transferred, leased or assigned to Phillips or a Subsidiary of Phillips (other than a P Chem Subsidiary);

            (i) Phillips shall cause (i) any trade accounts payable, (ii) any payments required by any indentures, mortgages, financing arrangements, loan agreements or similar arrangements, or (iii) any other obligations, in each case pertaining to P Chem, to be paid in full when due unless Phillips or its Affilitate is in good faith contesting the same (with appropriate reserves);

            (j) except in the ordinary course of business, Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, (i) incur any indebtedness for borrowed money other than from Phillips or its Affiliates, issue any debt securities other than to Phillips and its Affiliates, or assume, guarantee, endorse or otherwise be responsible for the obligations of any other Persons, or (ii) mortgage or encumber any of its properties or assets other than with Liens that do not materially restrict or detract from the value of such properties or assets;

            (k) Phillips shall cause the P Chem Subsidiaries not to, and Phillips and its Affiliates shall not, with respect to P Chem, enter into any contract, agreement or other arrangement with Phillips or its Affiliates; and

            (l) none of Phillips or its Affiliates (including Subsidiaries of Phillips) shall agree to take any action prohibited by this Section 6.4.

            Notwithstanding the provisions of this Section 6.4, nothing in this Agreement or the Amended LLC Agreement shall be construed or interpreted to prevent any entity from (i) paying or making regular or special dividends or other distributions consisting of cash, (ii) making or accepting inter- or intra-company advances, or (iii) engaging in any transaction incident to the normal cash management procedures of Phillips and its Affiliates prior to the Closing.

            Section 6.5 Conduct of the Chevron Chemicals Business. From the date of this Agreement through the Closing, except as disclosed on Schedule 6.5 of the Chevron Disclosure Schedule or otherwise provided for in, or contemplated by, this Agreement or the Amended LLC Agreement, and, except as consented to or approved by Phillips in writing, Chevron covenants and agrees that:

            (a) Chevron shall cause the businesses of C Chem to be operated in the ordinary course in substantially the same manner as conducted as of the date hereof, including by funding all capital expenditures in the ordinary course as contemplated by the 2000 capital expenditure budget set forth on Schedule 6.5(a) of the Chevron Disclosure Schedule;

            (b) none of the C Chem Subsidiaries shall (i) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents or (ii) make any change in its authorized or issued capital stock, limited liability company interests or other equity interests;

            (c) none of the P Chem Subsidiaries shall (i) issue, sell or agree to issue or sell any shares of capital stock, limited liability company interests or any other securities (including any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of capital stock, limited liability company interests or other securities), or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any securities of any of the C Chem Subsidiaries;

            (d) except in the ordinary course of business, Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, enter into any joint venture, partnership or other similar arrangement, or enter into or assume any material contract which would be required to be listed on Schedule 5.10 of the Chevron Disclosure Schedule if such contract were entered into or assumed prior to the date of this Agreement;

            (e) except (i) in the ordinary course of business or (ii) for the transactions set forth on Schedule 6.5(e) of the Chevron Disclosure Schedule and any other acquisition involving expenditures of less than $5,000,000, Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, (A) acquire any material assets or securities of any Person or any interests therein or (B) except pursuant to Section 6.2, sell, assign, license, transfer, lease (as lessor) or otherwise dispose of any material assets or securities;

            (f) except as contemplated by the 2000 capital expenditure budget set forth on Schedule 6.5(a) of the Chevron Disclosure Schedule, and except for acquisitions permitted under Section 6.5(e), Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, make or authorize any capital expenditure or expenditures that will be paid for by the Company following the Closing;

            (g) Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, make any change in any of their present financial accounting methods and practices pertaining to C Chem, except as required by changes in GAAP;

            (h) Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, declare or pay any non-cash dividend or make any similar distribution or payment, directly or indirectly; PROVIDED, HOWEVER, that Chevron shall be entitled to cause the Chevron Excluded Assets to be conveyed, transferred, leased or assigned to Chevron or a Subsidiary of Chevron (other than a C Chem Subsidiary);

            (i) Chevron shall cause (i) any trade accounts payable, (ii) any payments required by any indentures, mortgages, financing arrangements, loan agreements or similar arrangements, or (iii) any other obligations, in each case pertaining to C Chem, to be paid in full when due unless Chevron or its Affiliate is in good faith contesting the same (with appropriate reserves);

            (j) except in the ordinary course of business, Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, (i) incur any indebtedness for borrowed money other than from Chevron or its Affiliates, issue any debt securities other than to Chevron and its Affiliates, or assume, guarantee, endorse or otherwise be responsible for the obligations of any other Persons, or (ii) mortgage or encumber any of its properties or assets other than with Liens that do not materially restrict or detract from the value of such properties or assets;

            (k) Chevron shall cause the C Chem Subsidiaries not to, and Chevron and its Affiliates shall not, with respect to C Chem, enter into any contract, agreement or other arrangement with Chevron or its Affiliates; and

            (l) none of Chevron or its Affiliates (including Subsidiaries of Chevron) shall agree to take any action prohibited by this Section 6.5.

            Notwithstanding the provisions of this Section 6.5, nothing in this Agreement or the Amended LLC Agreement shall be construed or interpreted to prevent any entity from (i) paying or making regular or special dividends or other distributions consisting of cash,

(ii) making or accepting inter- or intra-company advances, or (iii) engaging in any transaction incident to the normal cash management procedures of Chevron and its Affiliates prior to the Closing.

            Section 6.6 Preservation of Business. (a) Subject to the terms and conditions of this Agreement and the Amended LLC Agreement, Phillips shall use reasonable efforts to preserve the businesses of P Chem intact, to keep available to P Chem and the Company the services of P Chem Employees and to preserve the goodwill of customers and others having business relations with P Chem in all material respects.

            (b) Subject to the terms and conditions of this Agreement and the Amended LLC Agreement, Chevron shall use reasonable efforts to preserve the businesses of C Chem intact, to keep available to C Chem and the Company the services of C Chem Employees and to preserve the goodwill of customers and others having business relations with C Chem in all material respects.

            Section 6.7 Public Announcements. Except as otherwise required by law, each of Phillips and Chevron will consult with the other and obtain the consent of the other (which consent shall not be unreasonably withheld or delayed) before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making, or permitting any agent or Affiliate to make, any public statements with respect to this Agreement or the transactions contemplated hereby.

            Section 6.8 Assignment of Contracts, Leases, Permits, etc. (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, lease or Permit, or any Claim or benefit if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of the Company, P Chem or C Chem thereunder.

            (b) With respect to any contract, lease or Permit necessary to the conduct of businesses of P Chem or C Chem as presently conducted (and any Claim or benefit arising thereunder or resulting therefrom) and not held as of the Closing by a P Chem Subsidiary or a C Chem Subsidiary, and with respect to any P Chem Material Contract or C Chem Material Contract, and any other contract, lease or Permit pertaining to and advantageous for the businesses of P Chem or C Chem, Phillips, Chevron and the Company will use their best commercially reasonable efforts to obtain as expeditiously as possible the written consent of the other parties to such contract, lease or Permit for the assignment or, if required, novation, thereof to the Company or a Subsidiary thereof, as applicable, or, alternatively, written confirmation from such parties reasonably satisfactory in form and substance to Phillips and Chevron that such consent is not required. In furtherance of the foregoing, as soon as practicable following the date hereof, Phillips and Chevron shall submit, or cause to be submitted, to the other party or parties thereto documentation seeking the written waiver or approval of such other contracting party or parties thereto to the transfer and assignment of all of Phillips' or Chevron's (or their respective Affiliates'), as applicable, Claims, benefits and Liabilities thereunder to the Company or a Subsidiary thereof, as applicable.

            (c) The failure by the Parties to obtain any required consent, waiver, confirmation, novation or approval with respect to any contract, lease or Permit shall not relieve either Party from its obligation to consummate at the Closing the transactions contemplated by this Agreement or the Amended LLC Agreement or any other obligations hereunder or thereunder unless such failures would, in the aggregate, have a Material Adverse Effect on C Chem or P Chem.

            (d) If any consent, waiver, confirmation, novation or approval is not obtained prior to the Closing with respect to any contract, lease or Permit described in subparagraph (b) of this Section 6.8, then Phillips or Chevron, as applicable, shall establish, or cause to be established, an agency type or other arrangement satisfactory to the other Party and to the Company under which Phillips or Chevron, as applicable, shall hold, or cause to be held, such interest, lease or Permit for the Company and the Company would obtain the Claims and benefits and assume the corresponding Liabilities thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Phillips or Chevron, as applicable, would enforce, or cause to be enforced, at the direction of and for the benefit of the Company with the Company assuming and agreeing to pay Chevron's or Phillips' (or their respective Affiliates') obligations and expenses, any and all Claims and benefits of Phillips or Chevron (or their respective Affiliates) against a third party thereto; PROVIDED, HOWEVER, that Phillips' or Chevron's obligation to maintain, or cause to be maintained, any such arrangement shall terminate upon the earliest to occur of: (i) the expiration or termination of such contract, lease or Permit in accordance with its terms (without regard to any extensions, automatic or otherwise); or (ii) with regard to a Permit, such time as the Company shall obtain a Permit in reasonable substitution therefor, or have its application for such substitute Permit denied. In any such arrangement, Phillips or Chevron, as applicable, shall promptly pay, or cause to be paid, to the Company when received, all moneys relating to the period after the Closing Date received by it under any contract or any Claim, right or benefit arising thereunder not transferred pursuant to this Section 6.8, and the Company shall promptly pay, perform or discharge when due any Liability arising thereunder after the Closing Date.

            Section 6.9 Corporate Names. (a) The Company and Phillips acknowledge that, from and after the Closing Date, the Company and Phillips shall have no rights with respect to any Trademarks and Logos incorporating "Chevron" by itself or in combination with any other Trademark or Logo, including the corporate design logos associated therewith, and that Chevron shall retain absolute and exclusive proprietary rights thereto or goodwill represented thereby or pertaining thereto, except as granted in the Tradename License Agreement among Phillips, Chevron and the Company, in the form set forth as Appendix B (the "Tradename License Agreement"). Phillips shall not and, except as permitted in such Tradename License Agreement, the Company shall not, nor shall they permit any of their respective Affiliates to, use any name, phrase or logo incorporating "Chevron" or such corporate design logo or any confusingly similar name, phrase, logo or corporate design logo in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; PROVIDED, HOWEVER, that the Company may continue to use any signage, printed literature, sales materials, purchase orders and sales or lease agreements, and sell any products, that are included in the inventories of C Chem on the Closing Date and that bear a name, phrase or logo incorporating "Chevron" or such corporate design logo, until the supplies thereof existing on the

Closing Date have been exhausted, but in any event for not longer than one year from the Closing Date.

            (b) The Company and Chevron acknowledge that, from and after the Closing Date, the Company and Chevron shall have no rights with respect to any Trademarks and Logos incorporating "Phillips" or "66" by themselves or in combination with any other Trademark or Logo, including the corporate design logos associated therewith, and that Phillips shall retain absolute and exclusive proprietary rights thereto or goodwill represented thereby or pertaining thereto, except as granted in the Tradename License Agreement. Chevron shall not and, except as permitted in such Tradename License Agreement, Company shall not, nor shall they permit any of their respective Affiliates to, use any name, phrase or logo incorporating "Phillips" or "66" or such corporate design logo or any confusingly similar name, phrase, logo or corporate design logo in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; PROVIDED, HOWEVER, that the Company may continue to use any signage, printed literature, sales materials, purchase orders and sales or lease agreements, and sell any products, that are included in the inventories of P Chem on the Closing Date and that bear a name, phrase or logo incorporating "Phillips" or "66" or such corporate design logo, until the supplies thereof existing on the Closing Date have been exhausted, but in any event for not longer than one year from the Closing Date.

            (c) Each of Phillips, Chevron and the Company shall execute and deliver to each other the Tradename License Agreement on or prior to the Closing.

            Section 6.10 D&O Indemnification. The parties hereto agree that the transactions contemplated by this Agreement and the Amended LLC Agreement shall not affect or diminish any duties and obligations of indemnification from Phillips or Chevron or their respective Affiliates (other than the P Chem Subsidiaries and the C Chem Subsidiaries) existing as of the Closing Date in favor of employees, agents, directors or officers of the P Chem Subsidiaries or the C Chem Subsidiaries, respectively, arising by virtue of their respective certificates of incorporation or by-laws or comparable organizational documents in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect and shall be honored by the Company for so long as they would (but for the transactions contemplated by this Agreement and the Amended LLC Agreement) otherwise survive and continue in full force and effect.

            Section 6.11 Additional Agreements. (a) At the Closing, Phillips and certain of its Affiliates, Chevron and certain of its Affiliates shall enter into the Amended LLC Agreement. At the Closing, Phillips, Chevron and the Company shall enter into one or more transition services agreement(s) (the "Transition Services Agreements"), providing for the provision of certain administrative, information technology and other transitional services by Phillips and Chevron to be reasonably requested by the Company on a fully allocated cost basis for a period of not more than two years after the Closing Date and subject to termination by the Company at any time on thirty (30) days' notice.

            (b) The P Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips and its Affiliates, on the other hand, shall enter into agreements relating to operating and supply commitments (including pricing) between, the P Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips and its Affiliates, on the other hand. Schedule 6.11(b)(i) of the Phillips Disclosure Schedule sets forth a list of such agreements to be entered into as of the Closing Date in the forms attached to Schedule 6.11(b)(i) of the Phillips Disclosure Schedule, such forms being agreed to as of the date hereof. Section 6.11(b)(ii) of the Phillips Disclosure Schedule sets forth a list of such agreements to be entered into as of the Closing Date (and the assets, properties or subject matter to which such agreements pertain) which shall be based on customary terms consistent with past practice and consistent in all material respects with financial information previously provided by Phillips to Chevron with regard to P Chem, except as may otherwise be provided in Schedule 6.11(b)(ii). The C Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Chevron and its Affiliates, on the other hand, shall enter into agreements relating to operating and supply commitments (including pricing) between, the C Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Chevron and its Affiliates, on the other hand. Schedule 6.11(b)(i) of the Chevron Disclosure Schedule sets forth a list of such agreements to be entered into as of the Closing Date in the forms attached to Schedule 6.11(b)(i) of the Chevron Disclosure Schedule, such forms being agreed to as of the date hereof. Section 6.11(b)(ii) of the Chevron Disclosure Schedule sets forth a list of such agreements to be entered into as of the Closing Date (and the assets, properties or subject matter to which such agreements pertain) which shall be based on customary terms consistent with past practice and consistent in all material respects with financial information previously provided by Chevron to Phillips with regard to C Chem, except as may otherwise be provided in Schedule 6.11(b)(ii).

            (c) The P Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips and its Affiliates, on the other hand, shall enter into the lease and sublease agreements set forth in
Schedule 6.11(c) of the Phillips Disclosure Schedule as of the Closing Date, in the forms attached to Schedule 6.11(c) of the Phillips Disclosure Schedule, such forms being agreed to as of the date hereof. The C Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Chevron and its Affiliates, on the other hand, shall enter into the lease and sublease agreements set forth in Schedule 6.11(c) of the Chevron Disclosure Schedule as of the Closing Date, in the forms attached to Schedule 6.11(c) of the Chevron Disclosure Schedule, such forms being agreed to as of the date hereof.

            (d) With regard to assets and facilities involving P Chem, C Chem or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips or Chevron, on the other hand, other than assets and facilities for which arrangements have been provided in the agreements listed in Schedule 6.11(b) or 6.11(c) of the Chevron Disclosure Schedule or in Schedule 6.11(b) or 6.11(c) of the Phillips Disclosure Schedule, such assets and facilities shall, to the extent reasonably practicable (including taking into account the costs of any actions taken), be severed, divided or otherwise separated from each other so that the P Chem Subsidiaries, C Chem Subsidiaries or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips or Chevron, on the other hand, shall own and control their respective assets as of the Closing Date; PROVIDED, HOWEVER, that none of Phillips, Chevron or the Company or its wholly owned subsidiaries shall be obligated to make significant expenditures to effect such separation prior to the Closing Date. Actions taken and expenditures incurred to separate the shared assets and facilities shall be subject to the agreement of Phillips, Chevron and the Company. Such separation may include subdivision of real property, subleasing or other division of shared buildings or premises and allocation of shared working capital, equipment and other assets. Such separation shall be effected in a manner that does not unreasonably disrupt either the businesses of P Chem, C Chem or the Company or its wholly owned subsidiaries or the businesses of Phillips or Chevron, and minimizes, to the extent practicable, current and future costs (and losses of tax or other economic benefits) of the respective businesses. With respect to any assets or facilities that cannot reasonably be separated or otherwise allocated as provided above, (i) right, title and interest shall be allocated between Phillips and its Affiliates (other than the P Chem Subsidiaries, the Company and/or its wholly owned subsidiaries) and the Company and between Chevron and its Affiliates (other than the C Chem Subsidiaries, the Company and/or its wholly owned subsidiaries) based on which entity predominantly uses or holds such asset or facility for use or to which entity's business the asset or facility predominantly relates, and (ii) the other entity shall have a right to use such assets or facilities in its businesses in a manner consistent with past practice for a period which is coterminous with the life of the asset or facility described in (i) (and the coextensive obligation to pay its allocable share of any costs or expenses related to such asset or facility pursuant to the last sentence of this Section 6.11(d)). To the extent the separation of assets and facilities cannot be achieved in a reasonably practicable manner, the parties will enter into appropriate arrangements regarding the shared assets and facilities. Such arrangements shall provide that any costs related to the use of shared assets or facilities that are not separated as of the Closing Date shall be allocated, with respect to the twelve month period beginning immediately after the Closing Date, based on the methodology historically used by Phillips or Chevron, as applicable, and, for any period thereafter, using such reasonable manner as agreed by Phillips and the Company or by Chevron and the Company, as applicable; provided, that the Company may terminate such arrangements at any time after six months after the Closing Date upon written notice to the other party or parties to such arrangements, and any party to such arrangements may terminate the arrangements at any time after twelve months from the Closing Date upon written notice to the other party or parties to such arrangements.

            (e) From and after the Closing Date, (i) Phillips shall be entitled to require the Company or P Chem, as applicable, to convey, transfer, lease or assign to Phillips or a Phillips Subsidiary (other than the Company or a P Chem Subsidiary) any Phillips Excluded Assets that shall not have been conveyed, transferred, leased or assigned by P Chem prior to the Closing, and (ii) Chevron shall be entitled to require the Company or C Chem, as applicable, to convey, transfer, lease or assign to Chevron or a Chevron Subsidiary (other than the Company or a C Chem Subsidiary) any Chevron Excluded Assets that shall not have been conveyed, transferred, leased or assigned by C Chem prior to the Closing.

            Section 6.12 Company Integration Expenses. All integration expenses (excluding corporate expenses of Phillips or Chevron) shall be borne by the Company.

            Section 6.13 Insurance. (a) Phillips and the Company acknowledge that the programs and policies of insurance maintained by Chevron and its Affiliates to provide coverage in favor of the C Chem operations shall be terminated effective 12:01 A.M. on the day following the Closing Date. From and after the Closing Date, except as otherwise provided in this Agreement, all risk of loss with respect to properties and assets of C Chem shall be borne by the

Company, notwithstanding any insurance coverage that Phillips or Chevron have for their own benefit. With respect to events occurring after December 31, 1999 but prior to the Closing Date, the C Chem operations shall be entitled to the benefits of insurance from independent sources (not affiliated with Chevron), including insurance benefits from third-party reinsurance of any Chevron-affiliated insurance company maintained by or for the benefit of the C Chem operations with respect to properties and assets of C Chem; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, the Company is not an "insured" under any Chevron-affiliated insurance company policy with respect to events occurring from and after the Closing Date and therefore is not entitled to any insurance recovery under such insurance; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, Chevron retains its status as an "insured" under any Chevron-affiliated insurance company policy including its rights to such insurance for liability arising out of the transactions contemplated by this Agreement. Further, the Company shall indemnify and hold harmless Chevron and its Affiliates from any retroactive premiums imposed by any insurer under programs or policies maintained by Chevron prior to the Closing as a result of any claims made after the Closing Date with respect to the properties and assets of C Chem, regardless of the date of loss.

            (b) Chevron and the Company acknowledge that the programs and policies of insurance maintained by Phillips and its Affiliates to provide coverage in favor of the P Chem operations shall be terminated effective 12:01 A.M. on the day following the Closing Date. From and after the Closing Date, except as otherwise provided in this Agreement, all risk of loss with respect to properties and assets of P Chem shall be borne by the Company, notwithstanding any insurance coverage that Phillips or Chevron have for their own benefit. With respect to events occurring after December 31, 1999 but prior to the Closing Date, the P Chem operations shall be entitled to the benefits of insurance from independent sources (not affiliated with Phillips), including insurance benefits from third-party reinsurance of any Phillips-affiliated insurance company maintained by or for the benefit of the P Chem operations with respect to properties and assets of P Chem; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, from and after the Closing Date, the Company is not an "insured" under any Phillips-affiliated insurance company policy with respect to events occurring from and after the Closing Date and therefore is not entitled to any insurance recovery under such insurance; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, Phillips retains its status as an "insured" under any Phillips-affiliated insurance company policy including its rights to such insurance for liability arising out of the transactions contemplated by this Agreement. Further, the Company shall indemnify and hold harmless Phillips and its Affiliates from any retroactive premiums imposed by any insurer under programs or policies maintained by Phillips prior to the Closing as a result of any claims made after the Closing Date with respect to the properties and assets of P Chem, regardless of the date of loss.

            (c) Each of Phillips and Chevron shall cooperate to cause the Company to have insurance from independent sources (not affiliated with either Phillips or Chevron) in such amounts and against such risks and losses as are customary for companies conducting the businesses to be conducted by the Company.

            Section 6.14 Guarantees. (a) In the event that, after the Closing Date, Phillips or any Affiliate of Phillips (other than the Company and its Subsidiaries) remains liable for any guarantees (whether of payment or performance), letters of credit or other undertakings it has delivered prior to the Closing Date to others for the benefit of P Chem, the Company agrees to indemnify and hold harmless Phillips or such Affiliate of Phillips from any cost, expense or loss (including reasonable attorneys' fees) incurred by Phillips or such Affiliate of Phillips arising, directly or indirectly, therefrom, except insofar as such cost, expense or loss constitutes or arises from a matter with respect to which the Company or any of its Affiliates (excluding Phillips) is entitled to indemnification hereunder. Any such guarantees, letters of credit or other undertakings (including performance guarantees) are set forth on Schedule 6.14(a) of the Phillips Disclosure Schedule. The Company shall use its commercially reasonable best efforts (including an offer of a substitute guarantee, letter of credit or undertaking) to cause or procure the release, as soon as practicable following the Closing Date, of all Liabilities of Phillips or any Affiliate of Phillips (other than the Company and its Subsidiaries) with respect to such guaranties, letters of credit or other undertakings from any of the P Chem Liabilities; PROVIDED HOWEVER, that neither the Company nor its Subsidiaries shall incur any cost or expense in causing or procuring such release.

            (b) In the event that, after the Closing Date, Chevron or any Affiliate of Chevron (other than the Company and its Subsidiaries) remains liable for any guarantees (whether of payment or performance), letters of credit or other undertakings it has delivered prior to the Closing Date to others for the benefit of C Chem, the Company agrees to indemnify and hold harmless Chevron or such Affiliate of Chevron from any cost, expense or loss (including reasonable attorneys' fees) incurred by Chevron or such Affiliate of Chevron arising, directly or indirectly, therefrom, except insofar as such cost, expense or loss constitutes or arises from a matter with respect to which the Company or any of its Affiliates (excluding Chevron) is entitled to indemnification hereunder. Any such guarantees, letters of credit or other undertakings (including performance guarantees) are set forth on Schedule 6.14(b) of the Chevron Disclosure Schedule. The Company shall use its commercially reasonable best efforts (including an offer of a substitute guarantee, letter of credit or undertaking) to cause or procure the release, as soon as practicable following the Closing Date. of all Liabilities of Chevron or any Affiliate of Chevron (other than the Company and its Subsidiaries) with respect to such guaranties, letters of credit or other undertakings from any of the C Chem Liabilities; PROVIDED HOWEVER, that neither the Company nor its Subsidiaries shall incur any cost or expense in causing or procuring such release.

            Section 6.15 Actions by Affiliates of Phillips and Chevron. Each of Phillips and Chevron shall ensure that each of its Affiliates (other than, following the Closing, the Company and its Subsidiaries) takes all actions necessary to be taken by such Affiliate in order to fulfill the obligations of Phillips or Chevron, as the case may be under this Agreement.

            Section 6.16 Financing. Each of Phillips and Chevron shall use its commercially reasonable best efforts and cooperate with each other to cause the Company to secure, by the Closing Date or as soon as practicable thereafter, bank credit facilities of $1,670,000,000 (or such lesser amount as would allow the Company to maintain an investment-grade debt rating) on reasonably available commercial terms mutually agreeable to the Parties (the "Financing"). Upon the funding of the Financing, the Company shall distribute 50% of the net proceeds of the Financing to Phillips and 50% of the net proceeds of the Financing to Chevron; PROVIDED, HOWEVER, that the amount distributed to Phillips shall be reduced by (a) the sum of any P Chem Liability as of the Closing Date representing indebtedness for borrowed money of a P Chem Subsidiary other than indebtedness of the entities set forth on Schedule 6.16 of the Phillips Disclosure Schedule and other than debt incurred in the ordinary course of business (pursuant to financial arrangements or plans previously disclosed to Chevron) by such entities, and (b) the SOLP adjustment amount set forth on
Schedule 6.16 of the Phillips Disclosure Schedule, and the amount distributed to Chevron shall be reduced by the sum of any C Chem Liability as of the Closing Date representing indebtedness for borrowed money of a C Chem Subsidiary other than indebtedness of the entities set forth on Schedule 6.16 of the Chevron Disclosure Schedule and other than debt incurred in the ordinary course of business (pursuant to financial arrangements or plans previously disclosed to Phillips) by such entities; and PROVIDED, FURTHER that the distributions set forth in this sentence shall be done in accordance with the terms of Section 9.2(f) of the Amended LLC Agreement.

            Section 6.17 Special Indemnities and Risk Allocation between the Company and the Parties. The provisions of Annex C are hereby incorporated herein.

            Section 6.18 Intellectual Property. (a) At the Company's election and expense, P Chem Patent Rights will be transferred and assigned to the Company upon Closing or at such later time as the Company may specify, subject to Phillips' reservation of (1) an irrevocable, nonexclusive royalty free worldwide license extendible to Phillips' Patent Subsidiaries for use in Phillips' and such Patent Subsidiaries' own business operations and (2) an irrevocable, nonexclusive royalty free worldwide right to Phillips, or its designee, to license any of its Affiliates or any third party for use in any field other than a field primarily related to the P Chem or C Chem business without obligation to account to any other party. If the Company elects not to be assigned any or all of the P Chem Patent Rights, Phillips shall provide the Company with an exclusive license under such P Chem Patent Rights as indicated in subsection (b) below. Notwithstanding the foregoing, Phillips shall not be obligated to assign to the Company title to specific letters patent and patent applications which contain claims that cover technology and inventions that are not primarily used by or identified as relating to the P Chem business or to the extent that such assignment would compromise or adversely impact the validity or enforceability of other letters patent and patent applications owned by Phillips. Nothing in this Agreement shall be deemed to require that Phillips obtain or maintain any patent; provided, however, that prior to Phillips' abandonment of any P Chem patent by failure to pay maintenance fees or taxes or by disclaimer of rights or other dedication to the public, Phillips will offer to assign such P Chem patent to the Company at the Company's expense.

            (b) Upon Closing, Phillips shall and shall cause, if necessary, its Patent Subsidiaries to grant to the Company the exclusive, irrevocable, royalty free worldwide right and license, including the right to sublicense, to practice, make, use and sell under all P Chem Proprietary Technology and P Chem Patent Rights not otherwise assigned to Company; PROVIDED, HOWEVER, that Phillips reserves (1) an irrevocable, nonexclusive royalty free worldwide license extendible to Phillips' Patent Subsidiaries for use in Phillips' and such Patent Subsidiaries' own business operations and (2) an irrevocable, nonexclusive royalty free worldwide right to Phillips, or its designee, to license any of its Affiliates or any third party for use in any field other than a field primarily related to the P Chem or C Chem business without obligation to account to any other party. Phillips shall and shall cause its Affiliates and third parties to take appropriate measures to protect the confidentiality of P Chem Proprietary Technology and to limit its use, which shall be no less stringent than measures Phillips takes with respect to its own proprietary technology of the same type and shall cause its Affiliates and third parties to accept any applicable restrictions placed on proprietary technology by others.

            (c) The Company shall have (1) an irrevocable, royalty-free worldwide license under any proprietary technology owned or otherwise licensable by Phillips or its Patent Subsidiaries not contained in the definition of P Chem Proprietary Technology and (2) an irrevocable, royalty-free worldwide immunity from suit under any patent rights which are owned or otherwise licensable by Phillips or its Patent Subsidiaries not contained within the definition of P Chem Patent Rights, insofar, and only insofar as such proprietary technology and claims of such patent rights cover technology and inventions that are used in the P Chem or C Chem business as of the Closing Date, or which embody technology or inventions relating to the P Chem or C Chem business conceived by the Company or on its behalf prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, provided such patent rights are based on applications for patents filed or claiming priority from applications filed heretofore or hereafter prior to three years after the Closing Date, in each case subject to the terms and conditions, including the obligation to account to third parties, under which such rights are held. Such license and immunity from suit shall be limited to the conduct of the Company's business operations primarily related to the P Chem or C Chem business, including without limitation research, development, and demonstration activities, the manufacture, use, or sale of P Chem or C Chem products and the licensing of P Chem or C Chem technology by the Company, and may be extended by the Company to its Affiliates, contractors, suppliers, customers and other third parties, only as appropriate for the purpose of conducting such P Chem or C Chem business and P Chem or C Chem licensing operations; PROVIDED, HOWEVER, that no licenses or immunities will be granted to Company covering technology and inventions that are part of Phillips non-P Chem technology licensing packages being offered as of the date that is the later of December 31, 2000 or the six-month anniversary of the Closing Date, except under separate agreement by the Company and Phillips thereto. The Company shall and shall cause its Affiliates and third parties to take appropriate measures to protect the confidentiality of such proprietary technology and to limit its use as provided above, which shall be no less stringent than measures the Company takes with respect to its own proprietary technology of the same type and shall cause its Affiliates and third parties to accept any applicable contractual restrictions placed on proprietary technology obtained from others..

            (d) Promptly after the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, Phillips shall fully disclose and, if necessary, shall cause its Patent Subsidiaries to fully disclose and make available to the Company any and all P Chem Proprietary Technology not theretofore disclosed and made available to Company, including any inventions within the scope of the P Chem Patent Rights, and shall cooperate and cause its personnel to cooperate with the Company or its nominee as may be reasonably required in order to obtain patent protection therefor.

            (e) At the Company's election and expense, C Chem Patent Rights will be transferred and assigned to the Company upon Closing or at such later time as the Company may specify, subject to Chevron's reservation of (1) an irrevocable, nonexclusive royalty free worldwide license extendible to Chevron's Patent Subsidiaries for use in Chevron's and such Patent Subsidiaries' own business operations and (2) an irrevocable, nonexclusive royalty free worldwide right to Chevron, or its designee, to license its Affiliates or any third party for use in any field other than a field primarily related to the P Chem or C Chem business without obligation to account to any other party. If the Company elects not to be assigned any or all of the C Chem Patent Rights, Chevron shall provide the Company with an exclusive license under such C Chem Patent Rights as indicated in subsection (f) below. Notwithstanding the foregoing, Chevron shall not be obligated to assign to the Company title to specific letters patent and patent applications which contain claims that cover technology and inventions that are not primarily used by or identified as relating to the C Chem business or to the extent that such assignment would compromise or adversely impact the validity or enforceability of other letters patent and patent applications owned by Chevron. Nothing in this Agreement shall be deemed to require that Chevron obtain or maintain any patent; provided, however, that prior to Chevron's abandonment of any C Chem patent by failure to pay maintenance fees or taxes or by disclaimer of rights or other dedication to the public, Chevron will offer to assign such C Chem patent to Company at Company's expense.

            (f) Upon Closing, Chevron shall and shall cause, if necessary, its Patent Subsidiaries to grant to the Company the exclusive, irrevocable, royalty free worldwide right and license, including the right to sublicense, to practice, make, use and sell under all C Chem Proprietary Technology and C Chem Patent Rights not otherwise assigned to the Company; PROVIDED, HOWEVER, that Chevron reserves (1) an irrevocable, nonexclusive royalty free worldwide license extendible to Chevron's Patent Subsidiaries for use in Chevron's and such Patent Subsidiaries' own business operations and (2) an irrevocable, nonexclusive royalty free worldwide right to Chevron, or its designee, to license its Affiliates or any third party for use in any field other than a field primarily related to the P Chem or C Chem business without obligation to account to any other party. Chevron shall and shall cause its Affiliates and third parties to take appropriate measures to protect the confidentiality of C Chem Proprietary Technology and to limit its use, which shall be no less stringent than Chevron takes with respect to its own proprietary technology of the same type and shall cause its Affiliates and third parties to accept any applicable contractual restrictions placed on proprietary technology obtained from others.

            (g) The Company shall have (1) an irrevocable, royalty-free worldwide license under any proprietary technology owned or otherwise licensable by Chevron or its Patent Subsidiaries not contained in the definition of C Chem Proprietary Technology and (2) an irrevocable, royalty-free worldwide immunity from suit under any patent rights which are owned or otherwise licensable by Chevron or its Patent Subsidiaries not contained within the definition of C Chem Patent Rights, insofar as, and only insofar as such proprietary technology and claims of such patent rights cover technology and inventions that are used in the C Chem or P Chem business as of the Closing Date or which embody technology or inventions relating to C Chem or P Chem business conceived by the Company or on its behalf prior to the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, provided such patent rights are based on applications for patents filed or claiming priority from applications filed heretofore or hereafter prior to three years after the Closing Date; in each case subject to the terms and conditions, including the obligation to account to third parties, under which such rights are held. Such license and immunity from suit shall be limited to the conduct of the Company's business operations primarily related to the P Chem or C Chem business, including without limitation research, development, and demonstration activities, the manufacture, use, or sale of P Chem or C Chem products and the licensing of P Chem or C Chem technology by the Company, and may be extended by the Company to its Affiliates, contractors, suppliers, customers and to other third parties, only as appropriate for the purpose of conducting such P Chem or C Chem business and P Chem or C Chem licensing operations; PROVIDED, HOWEVER, that no licenses or immunities will be granted to the Company covering technology and inventions that are part of Chevron non-C Chem technology licensing packages being offered as of the date that is the later of December 31, 2000 or the six-month anniversary of the Closing Date, except under separate agreement by the Company and Chevron thereto. Company shall and shall cause its Affiliates and third parties to take appropriate measures to protect the confidentiality of such proprietary technology and to limit its use as provided above as the Company takes with respect to its own proprietary technology of the same type and shall cause its Affiliates and third parties to accept any applicable contractual restrictions placed on proprietary technology obtained from others.

            (h) Promptly after the later of (i) December 31, 2000 or (ii) the six-month anniversary of the Closing Date, Chevron shall fully disclose and, if necessary, shall cause its Patent Subsidiaries to fully disclose and make available to the Company any and all C Chem Proprietary Technology not theretofore disclosed and made available to the Company, including any inventions within the scope of C Chem Patent Rights, and shall cooperate and cause its personnel to cooperate with the Company or its nominee as may be reasonably required in order to obtain patent protection therefor.

            (i) The Company's exclusive license granted under subsections (b) and (f) above and subject to the reservations therein, shall include, without limitation, the exclusive right to file, prosecute or abandon patent applications, issue patents, and license third parties under such patent rights and proprietary technology and the exclusive right to enforce such patents and proprietary technology rights, including the exclusive discretion to commence, control and settle any litigation and other proceedings and to recover for past, present, or future damages and other relief under such patents and proprietary technology rights; and the licensor shall participate in any such litigation or proceedings and provide the Company with such information and assistance as reasonably necessary for such litigation or other proceedings, including execution of documents and assignment of such patent or proprietary technology to the Company upon the Company's request and at the Company's cost.

            (j) Phillips and Chevron recognize that each has entered into numerous agreements with third parties which contain provisions for the transfer of technology and improvements and for granting licenses and patent rights to such technology and improvements, and it is the intent of Chevron and Phillips that such third parties shall not acquire rights pursuant to this Agreement or at Closing except through separately negotiated contractual provisions with the Company. Consequently, notwithstanding anything in this Agreement to the contrary, the Company's licenses and rights to assignment under P Chem Patent Rights and C Chem Patent Rights and rights to use P Chem Proprietary Technology and C Chem Proprietary Technology shall not include:

               (i) the right for the Company to disclose P Chem Proprietary Technology to any third party or to license or sublicense any third party to use P Chem

Proprietary Technology or to license or sublicense any third party under P Chem Patent Rights pursuant to contractual obligations entered into or otherwise existing between Chevron and such third party prior to Closing; and

               (ii) the right for the Company to disclose C Chem Proprietary Technology to any third party or to license or sublicense any third party to use C Chem Proprietary Technology or to license or sublicense any third party under C Chem Patent Rights pursuant to contractual obligations entered into or otherwise existing between Phillips and such third party prior to closing;

unless and until the Company after Closing has executed a separate written agreement with such third party providing for such disclosure, license or sublicense of proprietary technology or patent rights.

            (k) All registered trademarks, other than Trademarks and Logos, which are primarily used or identified as relating to the P Chem business as listed in Schedule 6.18 of the Phillips Disclosure Schedule and to the C Chem business as listed in Schedule 6.18 of the Chevron Disclosure Schedule and all foreign counterparts thereof, shall be assigned to the Company at Closing (with recording of such assignments in the applicable trademark registration issuance office to occur as soon as practicable after the Closing with the costs of such assignment to be borne by the Company, subject to such written agreements, licenses or consents as exist as of the Closing Date.

            Section 6.19 K-Resin Contribution. (a) Phillips shall make a cash advance to the Company that may be either repaid in part to Phillips or added to and treated as part of the capital contribution that Phillips and its Affiliates are making at the Closing, in any case, as set forth in this Section 6.19(a). At Closing, Phillips shall advance to the Company $70 million, subject to adjustment depending on the calendar month by which the Company has produced at the K-Resin Plant (and/or Designated Replacement Facilities) and sold into the market an aggregate of 143 million pounds of K-Resin, of which at least 114 million pounds must be of prime quality (the "Target Quantities") and subject to a maximum cap of $109 million. No adjustment shall be due if Target Quantities are achieved later than November 30, 2001 but prior to the close of business on December 31, 2001, and in such event the entire advance shall be added to Phillips' capital contribution to the Company. For each calendar month prior to December 2001 by which Target Quantities have been achieved, Phillips' advance shall be repaid by $3.2 million and the balance of the advance shall be treated as a capital contribution to the Company. If it is determined that the Target Quantities have not been achieved by December 31, 2001, then the entire advance shall be treated as a capital contribution to the Company and, on the tenth business day of each calendar month after December 2001 until Target Quantities have been achieved, Phillips shall make an additional capital contribution of $3.2 million to the Company; provided that no contribution will be due after December 2002 even if Target Quantities have not been achieved by December 31, 2002.

            (b) In addition to the capital contribution set forth in
Section 6.19(a), Phillips shall make a capital contribution to the Company equal in amount to the tax-adjusted shortfall (the "Tax-Adjusted Shortfall") from the Projected K-Resin EBITDA for the period commencing on the Closing Date and ending on the earlier of (i) December 31, 2002 or (ii) six months after production capacity equal to 370 million pounds per year has been restored at the K-Resin Plant (the "Cut-Off Date"), subject to a maximum cap of $30 million. The amount of Phillips' contribution pursuant to this Section 6.19(b) shall be determined as soon as practicable after the Cut-Off Date, and any contribution which is then due shall be made within three business days of such determination. However, no capital contribution will be due unless there is a cumulative EBITDA shortfall at the end of the period. The "Tax-Adjusted Shortfall" is an amount equal to the product of (i) the applicable cumulative EBITDA shortfall and (ii) the excess of 100% over the applicable Tax Rate (as defined in the Amended LLC Agreement). The "Tax-Adjusted Shortfall" shall be determined after giving effect to the provisions contained below in Section 6.19(e).

            (c) The Parties intend that the capital contributions set forth in Sections 6.19(a) and 6.19(b) above are intended to be capital contributions to the Company and not taxable income to the Company or its members. In furtherance of this intent, Phillips shall indemnify Chevron and the Class C Members of the Company on a Net After-Tax Basis against any income or franchise tax incurred in the event that any such capital contribution is treated as taxable income. Phillips shall indemnify Chevron and the Class C Members of the Company on a Net After-Tax Basis against any income or franchise tax in the event that there is a disguised sale under section 707(a)(2)(B) of the Internal Revenue Code or corresponding provision of state or local law by Chevron or any Class C Member that would not have occurred but for Phillips capital contributions in Sections 6.19(a) and 6.19(b) and any related distribution to Chevron or any Class C Member or payment of a liability by the Company or any of its Subsidiaries, provided, however, that in each case the terms and conditions of the Amended LLC Agreement have been complied with.

            (d) Phillips shall, by assignment or other means, take appropriate steps to ensure that the Company promptly receives, for the period following the Closing, the benefits of and proceeds (the "BI Insurance Proceeds") from any insurance policy for losses from business interruption ("BI Insurance Policy") due to the K-Resin Accident.

            (e) The Company shall have the economic benefit of any BI Insurance Policy and any BI Insurance Proceeds and shall include such proceeds in the calculation of its taxable income for federal income tax purposes, and Phillips shall have no indemnity obligation with respect to any such income. When actually received by the Company, such proceeds will be credited toward the K-Resin Plant EBITDA. The amount credited toward the K-Resin Plant EBITDA will be equal to 100% of the amount of the BI Insurance Proceeds unless it is determined by a Final Determination with respect to the Company or Phillips that the Company should not include such proceeds in the calculation of its taxable income for federal income tax purposes then the amount credited towards the K-Resin Plant EBITDA shall be equal to the product of the amount of such proceeds and a fraction (expressed as a percent), the numerator of which is 100 and the denominator of which is 100 minus the Tax Rate. In the event that the Company receives the BI Insurance Proceeds and it is so determined that the Company should not include such proceeds in the calculation of its taxable income for federal income tax purposes, the Company shall refund to Phillips an amount equal to the product of (i) the BI Insurance Proceeds and (ii) the Tax Rate. Phillips, as a member of the Company and on behalf of the Company, will have sole and exclusive authority to manage any recovery under a BI

Insurance Policy, and the Company will cooperate fully with Phillips in making and establishing claims and in seeking to maximize recovery under the BI Insurance Policies.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

            Section 7.1 Conditions to Phillips' Obligation to Close. Phillips' obligation to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement on the terms specified herein shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of all of the following conditions:

            (a) Representations, Warranties and Covenants of Chevron. (i) The representations and warranties of Chevron contained in this Agreement shall be true and correct both when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct (without giving effect to any Materiality Requirement) which, individually or in the aggregate, do not have a Material Adverse Effect on C Chem.

               (ii) The covenants and agreements of Chevron to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

               (iii) Phillips shall have received, at the Closing, a certificate dated the Closing Date and validly executed on behalf of Chevron by an officer of Chevron to the effect that the conditions specified in Sections 7(a)(i) and 7(a)(ii) have been satisfied.

            (b) Regulatory Approvals. Any waiting periods applicable to the transactions contemplated by this Agreement under applicable antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been terminated.

            (c) No Injunction. At the Closing Date, there shall be no statute, rule, regulation, injunction, restraining order or decree of any nature of any Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of a material portion of the transactions contemplated by this Agreement.

            (d) Material Adverse Effect. From December 31, 1999 through the Closing, other than actions contemplated by Section 6.2, no Material Adverse Effect on C Chem shall have occurred, and there shall exist no fact or circumstances that would reasonably be expected to have a Material Adverse Effect on C Chem.

            (e) Affiliate Agreements. All contracts and agreements between C Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Chevron and its Affiliates (other than C Chem Subsidiaries, the Company and its wholly owned subsidiaries), on the other hand, relating to operating, supply and lease commitments and pricing between, C Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Chevron and its Affiliates (other than C Chem Subsidiaries, the Company and its wholly owned subsidiaries), including the agreements set forth on Schedules 6.11(b) and 6.11(c) of the Chevron Disclosure Schedule and the Tradename License Agreement, are in full force and effect.

            Section 7.2 Conditions to Chevron's Obligation to Close. Chevron's obligation to consummate the transactions contemplated by this Agreement and the Amended LLC Agreement on the terms specified herein shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of all of the following conditions:

            (a) Representations, Warranties and Covenants of Phillips. (i) The representations and warranties of Phillips contained in this Agreement shall be true and correct both when made and on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct (without giving effect to any Materiality Requirement) which, individually or in the aggregate, do not have a Material Adverse Effect on P Chem.

               (ii) The covenants and agreements of Phillips to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

               (iii) Chevron shall have received, at the Closing, a certificate dated the Closing Date and validly executed on behalf of Phillips by an officer of Phillips to the effect that the conditions specified in Sections 7.2(a)(i) and 7.2(a)(ii) have been satisfied.

            (b) Regulatory Approvals. Any waiting periods applicable to the transactions contemplated by this Agreement under applicable antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been terminated.

            (c) No Injunction. At the Closing Date, there shall be no statute, rule, regulation, injunction, restraining order or decree of any nature of any Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of a material portion of the transactions contemplated by this Agreement.

            (d) Material Adverse Effect. From December 31, 1999 through the Closing, other than actions contemplated by Section 6.2, no Material Adverse Effect on P Chem shall have occurred, and there shall exist no fact or circumstances that would reasonably be expected to have a Material Adverse Effect on P Chem.

            (e) Affiliate Agreements. All contracts and agreements between P Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips and its Affiliates (other than P Chem Subsidiaries, the Company and its wholly owned subsidiaries), on the other hand, relating to operating, supply and lease commitments and pricing between, P Chem Subsidiaries and/or the Company and/or its wholly owned subsidiaries, on the one hand, and Phillips and its Affiliates (other than P Chem Subsidiaries, the Company and its wholly owned subsidiaries), including the agreements set forth on Schedules 6.11(b) and 6.11(c)
of the Phillips Disclosure Schedule and the Tradename License Agreement, are in full force and effect.

                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

            (b) the mutual written consent of Phillips and Chevron;

            (c) either Phillips or Chevron if the Closing has not occurred by the close of business on September 30, 2000; PROVIDED, HOWEVER, that the failure to consummate the transactions contemplated by this Agreement did not result from the failure by the party seeking termination of this Agreement to fulfill any material undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing;

            (d) either Phillips or Chevron if the other Party shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.1(a) or 7.2(a), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Phillips or Chevron, as applicable; or

            (e) either Phillips or Chevron in the event that any order, law, statute, ordinance, rule, regulation or decree becomes effective (and final and nonappealable), permanently restraining, enjoining or otherwise prohibiting or making illegal or otherwise prohibiting the consummation of a material portion of the transactions contemplated by this Agreement or the Amended LLC Agreement, upon notification of the non-terminating party by the terminating party.

            Section 8.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Phillips and Chevron pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto, except that the provisions of Section 6.1(b) shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the agency or other Person to which they were made by the party making such filing, application or other submission.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            Section 9.1 Indemnification by Company. Subject to the provisions of this Article IX, the Company shall indemnify and hold harmless each of Phillips and its Affiliates (other than the Company and its Subsidiaries) (each a "Phillips Indemnified Person") and Chevron and its Affiliates (other than the Company and its Subsidiaries) (each a "Chevron Indemnified Person") from and against any and all Damages incurred by such Phillips Indemnified Person or Chevron Indemnified Person in connection with any failure by the Company to perform any covenant or other agreement hereunder.

            Section 9.2 Indemnification by Phillips and Chevron. (a) Subject to the provisions of this Article IX, Phillips shall indemnify and hold harmless Chevron and its Affiliates and the Company and its Affiliates (excluding Phillips, but including the P Chem Subsidiaries following the Closing) from and against any and all Damages incurred by Chevron and its Affiliates or the Company or its Affiliates (excluding Phillips, but including the P Chem Subsidiaries following the Closing) in connection with (i) a breach of any representation or warranty made by Phillips hereunder or in any schedule, exhibit or other document attached to or delivered pursuant to this Agreement, and (ii) any failure by Phillips to perform any covenant or agreement hereunder.

            (b) Subject to the provisions of this Article IX, Chevron shall indemnify and hold harmless Phillips and its Affiliates and the Company and its Affiliates (excluding Chevron, but including the C Chem Subsidiaries following the Closing) from and against any and all Damages incurred by Phillips and its Affiliates or the Company and its Affiliates (excluding Chevron, but including the C Chem Subsidiaries following the Closing) in connection with (i) a breach of any representation or warranty made by Chevron hereunder or in any schedule, exhibit or other document attached to or delivered pursuant to this Agreement, and (ii) any failure by Chevron to perform any covenant or agreement hereunder.

            (c) Matters relating to indemnification for Taxes shall not be governed by this Article IX (other than this Section 9.2(c)), except to the extent otherwise provided in Annex B. The parties hereto agree that the indemnification provisions in Annex B shall be the exclusive remedy of the parties with respect to breaches of the representations and warranties in Sections 6.1 and 6.2 of Annex B, except for actions grounded in fraud, with respect to which the remedies and limitations set forth in this Agreement shall not apply or in any manner limit the scope or availability of any other remedy at law or in equity.

            Section 9.3 Indemnification Procedure. All claims by any Indemnified Party under this Article IX shall be asserted and resolved as set forth in
Section 2.3 and Article 3 of Annex C.

            Section 9.4 Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing and remain enforceable for 24 months from the Closing Date; PROVIDED, HOWEVER, that (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.7, 5.1, 5.2, 5.3 and 5.7 shall survive the Closing and remain enforceable without time limit and (ii) the representations and warranties set forth in Annex B shall survive to the extent provided in Annex B. No claim for indemnity under this Article IX for any breach of a representation or warranty may be brought unless the appropriate Claim Notice shall have been delivered to the Indemnifying Party prior to expiration of the applicable survival period. Notwithstanding the foregoing, any covenants or agreements contained in this Agreement (including any covenants or agreements contained in any representation or warranty) shall survive the Closing and remain enforceable without time limit.

            Section 9.5 Indemnification Limitation. (a) Each Indemnified Party under this Article IX shall use its reasonable efforts to mitigate Damages for which it seeks indemnification hereunder, and shall assign to the Indemnifying Party all of such Indemnified Party's claims for recovery against third parties as to Damages, whether by insurance coverage, contribution claims, subrogation or otherwise.

            (b) Phillips' obligation to indemnify Chevron and its Affiliates and the Company and its Affiliates as provided in Section 9.2(a)(i) shall not become effective until the aggregate of all Damages sustained by Chevron and its Affiliates and the Company and its Affiliates as described in Section 9.2(a)(i) shall have exceeded the Basket. If the aggregate amount of Damages sustained by Chevron and its Affiliates and the Company and its Affiliates as described in
Section 9.2(a)(i) exceeds the Basket, then Chevron and its Affiliates and the Company and its Affiliates shall be entitled to assert claims under this Article IX for indemnification for the amount of such Damages in excess of the Basket only; PROVIDED that Phillips' obligation with respect to indemnification under
Section 9.2(a)(i) shall not exceed the Cap in the aggregate.

            (c) Chevron's obligation to indemnify Phillips and its Affiliates and the Company and its Affiliates as provided in Section 9.2(b)(i) shall not become effective until the aggregate of all Damages sustained by Phillips and its Affiliates and the Company and its Affiliates as described in Section 9.2(b)(i) shall have exceeded the Basket. If the aggregate amount of Damages sustained by Phillips and its Affiliates and the Company and its Affiliates as described in Section 9.2(b)(i) exceeds the Basket, then Phillips and its Affiliates and the Company and its Affiliates shall be entitled to assert claims under this Article IX for indemnification for the amount of such Damages in excess of the Basket only; PROVIDED that Chevron's obligation with respect to indemnification under Section 9.2(b)(i) shall not exceed the Cap in the aggregate.

            (d) Notwithstanding the foregoing, none of Phillips, Chevron or the Company or their respective Affiliates shall be entitled to assert claims for indemnification under this Article IX unless the aggregate amount of Damages claimed in any individual Claim Notice exceeds $2,000,000 in the aggregate.

            (e) For avoidance of doubt, the indemnification provisions set forth in Sections 9.1, 9.2(a)(ii) and 9.2(b)(ii) shall not be subject to the Basket or Cap.

            (f) The parties hereto agree that the indemnification provisions in this Article IX shall be the exclusive remedy of the parties with respect to breaches of the representations and warranties in Articles IV and V, except for actions grounded in fraud, with respect to which the remedies and limitations set forth in this Agreement shall not apply or in any manner limit the scope or availability of any other remedy at law or in equity.

            Section 9.6 Materiality Qualifiers. For purposes of determining Damages and rights to indemnification under this Article IX, the representations and warranties set forth in Articles IV and V shall be read without giving effect to any Materiality Requirement set forth therein; PROVIDED that representations and warranties qualified by "Material Adverse Effect" shall be deemed to be true to the extent the breach thereof is reasonably attributable to the general state of the industries in which such Person and its Subsidiaries operate (including chemicals price levels), to general economic conditions in the United States (including prevailing interest rate and stock market levels,) or to the transactions contemplated by this Agreement or the Amended LLC Agreement.

            Section 9.7 Knowledge Qualifiers. For purposes of determining Damages and rights to indemnification under this Article IX, the representations and warranties set forth in Sections 4.5 and 5.5 shall be read without giving effect to any Knowledge Requirement set forth therein.

                                   ARTICLE X

                                EMPLOYEE MATTERS

           [The provisions of Annex A are hereby incorporated herein.]


                                   ARTICLE XI

                                   TAX MATTERS

           [The provisions of Annex B are hereby incorporated herein.]


                                  ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties hereto.

            Section 12.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

            (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 12.2.

            Section 12.3 Entire Agreement. This Agreement and the annexes, schedules and exhibits hereto (which are each incorporated herein and made a part hereof), together with the Confidentiality Agreement, contain the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Annex C hereto and Articles IX and XI, which are intended to benefit, and to be enforceable by, any of the indemnified parties thereunder, this Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

            Section 12.4 Expenses. (a) Except as set forth in this Agreement, whether or not the transactions contemplated in this Agreement or the Amended LLC Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Amended LLC Agreement and the transactions contemplated by this Agreement and the Amended LLC Agreement shall be paid by the party incurring such costs and expenses.

            (b) Any sales, use, transfer, excise or similar Taxes (but not Taxes imposed on income, gain or profit) incurred in connection with any transfers required by this Agreement shall be paid and borne as follows (provided both Parties consult and cooperate with each other regarding transfer tax planning):

               (i) with respect to any transfer between the Company, on the one hand, and Phillips or any of its Affiliates (other than P Chem Subsidiaries and the Company), or Chevron or any of its Affiliates (other than C Chem Subsidiaries and the Company), on the other hand, 100% by the Company;

               (ii) with respect to any transfer between Phillips or any Phillips Retained Affiliate, on the one hand, and any P Chem Subsidiaries, on the other hand, 100% by Phillips; and

               (iii) with respect to any transfers between Chevron or any Chevron Retained Affiliate, on the one hand, and any C Chem Subsidiaries, on the other hand, 100% by Chevron.

            (c) Any Taxes imposed on income, gain or profit incurred in connection with any transfers required by this Agreement shall be paid and borne by Chevron and Phillips, respectively.

            Section 12.5 Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

            (b)   If to Phillips:

                  Phillips Petroleum Company
                  1266 Adams Building
                  Bartlesville, Oklahoma  74004
                  Attention:  Clyde W. Lea
                  Fax No.:  (918) 662-2301

                  With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Andrew R. Brownstein, Esq.
                  Fax No.:  (212) 403-2000

            (c)   If to Chevron:

                  Chevron Corporation
                  575 Market Street
                  San Francisco, California  94104
                  Attention:  Harvey D. Hinman, Vice President and General
                  Counsel
                  Fax No.:  (415) 894-6017

                  With a copy to:

                  Pillsbury Madison & Sutro
                  50 Fremont Street
                  San Francisco, California  94105
                  Attention:  Terry Kee, Esq.
                  Fax No.:  (415) 983-1200

            (d)   If to the Company:

                  Chevron Phillips Chemical Company LLC
                  1301 McKinney Street
                  Houston, Texas  77010
                  Attention:  James Gallogly
                  Fax No.:


            Section 12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party hereto.

            Section 12.7 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated and except in the Annexes hereto, wherein references to Sections or Articles shall mean Articles or Sections of such Annex unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

            Section 12.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. The parties hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

            Section 12.9 Schedules. The disclosure or inclusion of any matter or item in any Schedule to the Phillips Disclosure Schedule or the Chevron Disclosure Schedule shall not be deemed an acknowledgment or admission that any such matter or item is required to be disclosed or is material for purposes of the representations and warranties set forth in this Agreement or whether the subject matter of such disclosure may have a Material Adverse Effect on P Chem or C Chem. Phillips and Chevron shall not be prejudiced in any manner whatsoever by, and no presumptions shall be created by virtue of, any disclosure of any matter in the Phillips

Disclosure Schedule or the Chevron Disclosure Schedule, respectively, which is not expressly required to be disclosed under this Agreement. Information disclosed in any schedule hereto shall only constitute a disclosure with respect to the specific Section of this Agreement in which such schedule is referenced.

            Section 12.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

            Section 12.11 Interpretation. For the purposes of this Agreement, "knowledge" shall mean, with respect to Phillips, except as otherwise specified in this Agreement, the actual knowledge (after due inquiry) of the Persons identified on Schedule 12.11 of the Phillips Disclosure Schedule and, with respect to Chevron, the actual knowledge (after due inquiry) of the Persons identified on Schedule 12.11 of the Chevron Disclosure Schedule. The phrase "including" shall be deemed to be followed by "without limitation." The words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or
Article in which such words appear. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            Section 12.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement, and that the parties shall be entitled to specific performance in such event in addition to any other remedy at law or in equity.

            IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

                                         PHILLIPS PETROLEUM COMPANY



                                         By:  /s/ John E. Lowe
                                             ---------------------------------
                                             John E. Lowe
                                             Senior Vice President
                                             Planning and Strategic Transactions


                                         CHEVRON CORPORATION



                                         By:  /s/ John S. Watson
                                             ---------------------------------
                                             John S. Watson
                                             Vice President, Strategic Planning


                                         CHEVRON PHILLIPS CHEMICAL
                                         COMPANY LLC



                                         By:  /s/ James L. Gallogly
                                             ---------------------------------
                                             James L. Gallogly
                                             President and Chief Executive
                                             Officer

                                     ANNEX A

                             EMPLOYEE MATTERS ANNEX

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            Section 1.1 Definitions. (a) Capitalized terms used and not defined in this Annex shall have the respective meanings ascribed to them in the Contribution Agreement. Notwithstanding the foregoing, references to "Subsidiaries" of Phillips or Chevron in this Annex shall not include the Company, the P Chem Subsidiaries, the C Chem Subsidiaries, or any of their respective Subsidiaries, except where specifically so provided.

            (b) As used in this Annex, the following terms shall have the respective meanings set forth below:

            "Bonuses" shall have the meaning set forth in Section 3.2.

            "C Chem Employee" shall mean any individual (i) who is, immediately before the Closing Date, an Employee of Chevron or a Subsidiary of Chevron (including the C Chem Subsidiaries) principally associated with the businesses conducted by the C Chem Subsidiaries, including each such Employee who is seconded to C Chem and each such Employee who is a member of the research and development staff associated with such businesses, or (ii) who becomes such an Employee during the period from the Closing Date through the Transfer Date through hiring in the normal course of such businesses.

            "Chevron DCP" shall mean the Chevron Dependent Care Program.

            "Chevron Savings Plan" shall mean the Chevron Corporation Profit Sharing/Savings Plan.

            "Chevron Severance Plan" shall mean the Chevron Corporation 2000 Surplus Employee Severance Program for Involuntary Termination and for Demotion or Transfer.

            "COBRA Coverage" shall mean continuation of health coverage required pursuant to Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

            "Eligible Expenses" shall mean eligible expenses under an Old Welfare Plan for the plan year in which the Transfer Date occurs that are recorded as such by the applicable plan administrator as of the 60th day after the Transfer Date and reported to the Company on or before the 105th day after the Transfer Date.

            "Employee" shall mean an employee of the relevant entity who is, on the relevant day, either (i) actively at work or (ii) not actively at work but not classified as a terminated employee (including without limitation, on vacation, holiday, sick leave or other approved leave of absence with the right of reinstatement). Notwithstanding the foregoing, the term "Employee" shall not include any individual who is on an inactive employee status leave, unless such individual's absence is designated as covered by the Family and Medical Leave Act of 1993.

            "Key Employee" shall mean those P Chem Employees whose skills and experience are critical to the P Chem business and those C Chem Employees whose skills and experience are critical to the C Chem business, and for whom replacements are not readily available.

            "New FSP" shall have the meaning set forth in Section 4.5(d).

            "New Welfare Plans" shall have the meaning set forth in Section 4.5(c).

            "Old Welfare Plans" shall have the meaning set forth in Section 4.5(c).

            "Parent Plans" shall mean the Chevron Plans and the Phillips
Plans.

            "P Chem Employee" shall mean any individual (i) who is, immediately before the Closing Date, an Employee of Phillips or a Subsidiary of Phillips (including the P Chem Subsidiaries) principally associated with the businesses conducted by P Chem Subsidiaries, including each such Employee who is seconded to P Chem and each such Employee who is a member of the research and development staff associated with such businesses, or (ii) who becomes such an Employee during the period from the Closing Date through the Transfer Date through hiring in the normal course of such businesses.

            "Phillips FSP" shall mean the Health Care Account and Child Care Account components of the Phillips Petroleum Company Flexible Spending Plan.

            "Phillips Savings Plans" shall mean the Thrift Plan of Phillips Petroleum Company and the Long Term Stock Savings Plan of Phillips Petroleum Company.

            "Release" means (i) in the case of a P Chem Employee, a release of claims against the Company, Phillips, Chevron and their respective Subsidiaries, in form and substance acceptable to Phillips, Chevron and the Company, and (ii) in the case of a C Chem Employee, a release of claims against the Company, Chevron, Phillips and their respective Subsidiaries, in form and substance acceptable to Chevron, Phillips and the Company.

            "Required Severance Amount" shall mean any severance benefits, pay in lieu of notice, or other similar benefits payable to a Transferred Employee by the Company or any of its Subsidiaries, which becomes payable on account of such Transferred Employee's termination of employment pursuant to any applicable law, statute, regulation, court order, or other legal requirement, including without limitation, the Worker Adjustment and Retraining Notification Act, as amended.

            "Severance Amount" shall mean the amount of cash severance to which a Transferred Employee would have been entitled under (i) the Phillips Layoff Plan as in effect on the date of the execution of the Contribution Agreement (in the case of a Transferred P Chem Employee), or (ii) under the Chevron Severance Plan as in effect on the date of the execution of the Contribution Agreement (in the case of a Transferred C Chem Employee), in either case if he or she had been covered by such plan and terminated employment from Phillips or Chevron, as applicable, under the same circumstances as his or her termination from the Company and its Subsidiaries.

            "Severance Costs" shall mean all Liabilities relating to or arising out of providing severance pay or benefits (including, without limitation, any benefit plan allowance payable under the terms of the Chevron Severance Plan to any Transferred Employee), redundancy pay or benefits, pay in lieu of notice, or other similar pay or benefits under applicable laws, contracts or employee benefit plans or arrangements.

            "Termination Costs" shall mean all Liabilities incurred in connection with, arising out of or in connection with the termination of employment of any Employee (whether actual or constructive), including Liabilities relating to or arising out of any claim of discrimination or other illegality in connection with such termination, but excluding Severance Costs.

            "Transfer Date" shall have the meaning set forth in Section 2.1.

            "Transferred Employee" shall mean a Transferred P Chem Employee or a Transferred C Chem Employee.

            "Transferred C Chem Employee" shall mean a C Chem Employee whose employment actually transfers pursuant to Section 2.1 below.

            "Transferred P Chem Employee" shall mean a P Chem Employee whose employment actually transfers pursuant to Section 2.1 below.

            "Welfare Benefit Plans" shall mean "welfare plans" as defined in
Section 3(1) of ERISA.

                                   ARTICLE II

                      TRANSFER OF EMPLOYEES TO THE COMPANY

            Section 2.1 Selection of Employees. The Company shall select its employees from among the P Chem Employees and the C Chem Employees based upon their skills and experience, without regard to the severance obligations that might be due to them if they are not selected. Each P Chem Employee and C Chem Employee who is so selected shall be offered a transfer of employment to the Company or one of its Subsidiaries. All such transfers of employment shall take place on a date determined by mutual agreement of the Company, Phillips and Chevron, but in any event not later than January 1, 2001. The "Transfer Date" shall be the day immediately following the Employee's last day of employment with Phillips or Chevron.

            Section 2.2 No Restrictions on Changes. Nothing in this Annex shall require or be construed or interpreted as requiring the Company and its Subsidiaries to continue the employment of any of their employees (including Transferred Employees). Nothing in this Annex shall require or be construed or interpreted to prevent the Company or any of its Subsidiaries from changing the terms and conditions of employment (including compensation and benefits) of any of their employees (including Transferred Employees) following the Transfer Date, except as specifically provided in Sections 4.1(c), 4.2, 4.4(b), 4.5(c) and 4.5(d).

            Section 2.3 Severance Costs; Liabilities for Selection; Employee Liabilities Generally. (a) Severance Costs incurred within 90 days after the Transfer Date with respect to any P Chem Employee who does not become a Transferred P Chem Employee and any C Chem Employee who does not become a Transferred C Chem Employee, and who is eligible for and receives benefits under the Phillips Layoff Plan or the Chevron Severance Plan, shall be borne equally by Phillips and Chevron by reimbursement by the Company to Phillips or Chevron, as applicable, subject to the execution by such Employee of a Release; provided, that any such Severance Costs shall not be so reimbursed to the extent they are incurred as a result of any amendment to the Phillips Layoff Plan or the Chevron Severance Plan after the date hereof.

            (b) In addition, the Company and its Subsidiaries shall be solely responsible for any and all Termination Costs and other Liabilities relating to or arising out of the selection process set forth in Section 2.1 above, including any Termination Costs or Severance Costs with respect to Transferred Employees arising out of or relating to the transfer of their employment to the Company and its Subsidiaries or any subsequent action by the Company and its Subsidiaries.

            (c) Any and all Liabilities arising out of or relating to the employment of (i) any P Chem Employee by Phillips or any of its Subsidiaries or
(ii) any C Chem Employee by Chevron or any of its Subsidiaries before the Transfer Date that are not specifically provided for in this Annex shall remain the responsibility of Phillips and its Subsidiaries, or Chevron and its Subsidiaries, as applicable. Any and all Liabilities arising out of or relating to the employment of any Transferred Employee by the Company or any of its Subsidiaries on or after the Transfer Date that are not specifically provided for in this Annex shall be the responsibility of the Company and its Subsidiaries.

            Section 2.4 Availability of C Chem and P Chem Employees. Phillips and Chevron agree, on behalf of themselves and their respective Subsidiaries, that from the date hereof through the Transfer Date, they shall not, without first consulting with the other party, transfer or permit the transfer of employment, directly or indirectly, of any Key Employees employed by the P Chem Subsidiaries to Phillips or its Subsidiaries or of any Key Employees employed by the C Chem Subsidiaries to Chevron and its Subsidiaries; provided, however, the final discretion for such transfer shall rest with the employer of such Key Employee.

                                  ARTICLE III

                                  COMPENSATION

            Section 3.1   Compensation Generally. Without limiting the scope of
Section 2.3, except as provided in the following sentence and in Section 3.2, Phillips or Chevron or their respective Subsidiaries, as applicable, shall retain all liability and responsibility for wages, salary, overtime pay, bonuses, incentive pay, and other cash compensation of P Chem Employees and C Chem Employees attributable to periods before the Transfer Date. Effective as of the Transfer Date, the Company and its Subsidiaries shall assume and be solely responsible for (a) all accrued but unused vacation and sick leave entitlements of Transferred Employees attributable to periods before the Transfer Date and (b) all wages, salary, overtime pay, bonuses, incentive pay, vacation pay, sick pay and other cash compensation of Transferred Employees attributable to the period beginning on the Transfer Date. From and after the Transfer Date, the Company shall provide to Transferred Employees all wages, salary, overtime pay, bonuses, vacation pay, sick pay, other cash compensation and cash and equity-based incentive compensation on such terms as may be determined from time to time by the Company in its sole discretion.

            Section 3.2 Incentive Compensation. If the Transfer Date is on or before December 31, 2000, Phillips and Chevron shall determine the amounts of the annual bonuses (the "Bonuses") earned by Transferred Employees for the year 2000 under its bonus plans, and the Company shall reimburse Phillips (in the case of Transferred P Chem Employees) and Chevron (in the case of Transferred C Chem Employees) for a pro-rata portion of the Bonuses, based upon the number of days in such year after the Transfer Date. Such reimbursement shall be net of the employer's share of any employment taxes relating to such pro-rata Bonuses for the period before the Transfer Date and required to be paid by the Company or any of its Subsidiaries. Nothing contained herein shall preclude Phillips or Chevron from designating the Company as an "affiliate" under their respective stock option and incentive plans for purposes of continued vesting, exercise and payouts under their respective stock option and incentive plans.

            Section 3.3 Indemnification and Reimbursement. Notwithstanding anything to the contrary in this Annex, the Company shall indemnify Phillips and Chevron, respectively, for all employment-related liabilities and Termination Costs of P Chem Employees and C Chem Employees incurred during the period beginning on the Closing Date and continuing through the Transfer Date, and shall reimburse Phillips and Chevron, respectively, for all employment-related expenses of P Chem Employees and C Chem Employees incurred during the period beginning on the Closing Date and continuing through the Transfer Date, through the provisions of the Transition Services Agreement.

                                   ARTICLE IV

                                EMPLOYEE BENEFITS

            Section 4.1 Employee Benefits Generally. (a) Effective as of the Transfer Date, except as provided in Section 4.2(b), the Transferred Employees shall cease to be active participants in the Parent Plans. Effective as of the Closing Date, neither the Company nor any of its Subsidiaries shall be a participating employer in any Parent Plan. Phillips and Chevron shall remain solely responsible for all liabilities with respect to the Phillips Plans and the Chevron Plans, respectively, and the Company and its Subsidiaries shall not assume any Parent Plan and shall have no obligations and shall assume no liabilities with respect to the Parent Plans, in each case except as specifically provided in Section 4.2(b) and Section 4.5(d) below.

            (b) From and after the Transfer Date, the Company and its Subsidiaries shall be solely responsible for providing Transferred Employees with employee benefits, including without limitation welfare, savings and pension benefits, which shall be designed by the Company in its sole discretion. Phillips and Chevron shall provide the Company and its Subsidiaries with all necessary transition assistance to enable them to develop and implement their compensation and benefit plans and programs. The Company and its Subsidiaries shall provide compensation and benefits to Transferred Employees sufficient such that neither Phillips (and its Subsidiaries), nor Chevron (and its Subsidiaries), shall incur any Severance Costs with respect to the Transferred Employees. If the Company (or its Subsidiaries) offers employment to any Employee whose Severance Costs were reimbursed pursuant to Section 2.3 the Company (or its Subsidiary) may, as a condition to the acceptance of such offer, require the Employee to repay the amount of such reimbursement.

            (c) For purposes of eligibility to participate and vesting under all compensation and benefit plans applicable to Transferred Employees on or after the Transfer Date, the Company and its Subsidiaries shall give Transferred Employees credit for all applicable service with Phillips and its Subsidiaries (including the P Chem Subsidiaries), or Chevron and its Subsidiaries (including the C Chem Subsidiaries), as applicable, before the Transfer Date. For these purposes, the applicable service for a Transferred P Chem Employee shall be determined by the elapsed time since his or her Service Award Entry Date as recorded in the personnel records of Phillips.

            Section 4.2 Severance Benefits. The Company and its Subsidiaries shall provide to each Transferred P Chem Employee and each Transferred C Chem Employee whose employment terminates on or before the first anniversary of the Closing Date cash severance benefits at least equal to the greater of the applicable Severance Amount and the applicable Required Severance Amount, subject to the execution by such Transferred P Chem Employee or Transferred C Chem Employee of a Release.

            Section 4.3 Pension Benefits. Effective as of the Transfer Date, Phillips shall cause the Transferred P Chem Employees to be 100% vested in their accrued benefit under the Retirement Income Plan of Phillips Petroleum Company and any nonqualified excess plan associated with such plan (collectively, the "Phillips RIP") as required by the terms thereof, and Chevron shall cause the Transferred C Chem Employees to be 100% vested in their accrued benefit under the Chevron Corporation Retirement Plan and any nonqualified excess plan associated with such plan (collectively, the "Chevron RP"). The Company shall establish a retirement plan for the Transferred Employees. In no event shall the benefit provided under the Company's retirement plan (expressed as a life annuity commencing at age 65), be less than the benefit the Transferred Employees would have obtained under the Phillips RIP or the Chevron RP, as applicable, taking into account only service with Phillips or Chevron, as applicable, prior to the Transfer Date and the final average pay from the Company and its Subsidiaries, reduced by the benefit actually accrued under the Phillips RIP or the Chevron RP, as applicable.

            Section 4.4 Savings Plans. (a) Effective as of the Transfer Date, Phillips shall cause the Transferred P Chem Employees to be 100% vested in their accrued benefit under the Phillips Savings Plans, and Chevron shall cause the Transferred C Chem Employees to be 100% vested in their accrued benefits under the Chevron Savings Plan.

            (b) The Company, Phillips and Chevron shall take all reasonable steps necessary and appropriate so that Transferred Employees who participated in the Phillips Savings Plans or the Chevron Savings Plan, as applicable, and who have loans outstanding from any such plan as of the Transfer Date may continue to repay such loans using voluntary payroll deductions from their paychecks from the Company and its Subsidiaries.

            Section 4.5 Welfare Benefits. Without limiting the generality of the above provisions, this Section 4.5 contains certain specific provisions regarding the provision of benefits under Welfare Benefit Plans, unemployment compensation benefits and workers compensation benefits.

            (a) Effective as of the Transfer Date, the Company shall cause the Transferred Employees to be eligible to be covered by such Welfare Benefit Plans sponsored by the Company and/or one or more of its Subsidiaries as the Company shall determine to implement.

            (b) Except as specifically provided in Section 4.5(d) below: (i) Phillips and its Subsidiaries shall be solely responsible for (A) claims of Transferred P Chem Employees and their eligible beneficiaries and dependents for workers compensation, unemployment compensation and under Welfare Benefit Plans that are incurred before the Transfer Date, and (B) claims relating to COBRA Coverage attributable to "qualifying events" occurring on or before the Transfer Date with respect to any Transferred P Chem Employees and their eligible beneficiaries and dependents; (ii) Chevron and its Subsidiaries shall be solely responsible for (I) claims of Transferred C Chem Employees and their eligible beneficiaries and dependents for workers compensation, unemployment compensation and under Welfare Benefit Plans that are incurred before the Transfer Date, and
(II) claims relating to COBRA Coverage attributable to "qualifying events" occurring on or before the Transfer Date with respect to any Transferred C Chem Employees and their eligible beneficiaries and dependents; and (iii) the Company and its Subsidiaries shall be solely responsible for (x) claims of Transferred Employees and their eligible beneficiaries and dependents for workers compensation and unemployment compensation benefits and claims under Welfare Benefit Plans that are incurred on or after the Transfer Date, and (y) claims relating to COBRA Coverage attributable to "qualifying events" occurring after the Transfer Date with respect to Transferred Employees and their beneficiaries and dependents. A medical/dental claim shall be considered incurred on the date when the medical services are rendered or medical supplies are provided, and not when the condition arose or when the course of treatment began. An unemployment compensation or workers compensation claim shall be considered incurred before the Transfer Date if the occurrence leading up to the claim occurs before the Transfer Date.

            (c) Each Transferred Employee who is employed in an eligible job classification shall be immediately eligible to participate, without any waiting time, in any and all Welfare Benefit Plans sponsored by the Company and its Subsidiaries for the benefit of Transferred Employees (such plans, collectively, the "New Welfare Plans") to the extent coverage under such New Welfare Plan replaces coverage under a similar Phillips Plan or Chevron Plan, in which such Transferred Employee was previously eligible to participate (such plans, collectively, the "Old Welfare Plans"). For purposes of each New Welfare Plan providing medical, dental, pharmaceutical and/or vision benefits, the Company shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Welfare Plan to be waived for Transferred Employees and their eligible beneficiaries and dependents, to the extent such exclusions and restrictions did not apply under the applicable Old Welfare Plan, and the Company shall cause any Eligible Expenses incurred by any Transferred Employee and his or her eligible beneficiaries and dependents during the portion of the plan year of the Old Welfare Plan ending on the Transfer Date, to be taken into account under such New Welfare Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her eligible beneficiaries and dependents for the applicable plan year as if such amounts had been paid in accordance with such New Welfare Plan.

            (d) The Company shall establish one or more flexible spending plans (collectively, the "New FSP") in which Transferred Employees shall be eligible to participate following the Transfer Date. Phillips, Chevron and the Company shall take all reasonable steps necessary or appropriate so that the account balances under the Phillips FSP or the Chevron DCP, as applicable, of each Transferred Employee who has elected to participate therein in the year in which the Transfer Date occurs shall be transferred, as soon as practicable after the Transfer Date, from the Phillips FSP or the Chevron DCP, as applicable, to the New FSP, and so that the contribution elections of each such Transferred Employee as in effect immediately before the Transfer Date remain in effect under the New FSP immediately after the transfer of such account balance. If the aggregate amount of the transferred account balances of Transferred P Chem Employees or Transferred C Chem Employees is negative, then the Company shall pay Phillips or Chevron, as applicable, the amount of such aggregate negative balance promptly following such account balance transfer. Notwithstanding the provisions of Section 4.5(b), from and after the date a Transferred Employee's FSP account is transferred in accordance with this Section 4.5(d), the Company shall be solely responsible for, and shall satisfy from the New FSP, all claims, whether incurred before, on or after the Transfer Date, for which such Transferred Employee was entitled to seek reimbursement under the Phillips FSP or the Chevron DCP for the year in which the Transfer Date occurs.

                                   ARTICLE V

                                  TAX BENEFITS

            Section 5.1 Tax Benefits Generally. It is the intention of Phillips, Chevron and the Company that any tax deductions or other tax benefits associated with any compensation or benefits payable to P Chem Employees and C Chem Employees by any of them be enjoyed by the party that bears the economic cost thereof, whether through direct payment or provision of such compensation or benefits or through reimbursement, and they agree to cooperate to ensure such result to the greatest extent possible, through allocation of partnership deductions, adjustment of the amounts of any reimbursement or otherwise.

                                   ARTICLE VI

                                FOREIGN BENEFITS

            Section 6.1 Foreign Benefits Generally. Notwithstanding anything in this Annex to the contrary, the Company may adopt or maintain compensation and benefit plans and programs of Phillips and/or Chevron in Puerto Rico and locations outside the United States, where appropriate and agreed by both Phillips and Chevron (but not including any equity-based plans).

                                     ANNEX B

                                TAX MATTERS ANNEX

                                   ARTICLE I

                               CERTAIN DEFINITIONS

          Any capitalized term used in this Annex but not otherwise defined herein shall have the meaning ascribed to such term in the Contribution Agreement (including Annex C thereto) or, if not defined in the Contribution Agreement, the Amended and Restated LLC Agreement. Any Section reference in this Annex shall refer to such section of this Annex, except as otherwise indicated. As used in this Annex, the following terms shall have the respective meanings set forth below:

          Section 1.1 "Chevron Acquired Entity" shall mean (i) any entity (including but not limited to a corporation, limited liability company or partnership) Contributed to the Company by Chevron or a Subsidiary of Chevron and (ii) any entity owned by an entity described in clause (i) at the time the entity described in said clause (i) is Contributed

          Section 1.2 "Chevron Group" shall mean Chevron and its Subsidiaries (other than the Company and Subsidiaries of the Company).

          Section 1.3 "Contributed" shall mean transferred (including a transfer by way of merger into the Company or by other means) to the Company or any Subsidiary of the Company pursuant to Section 2.2 or 2.3 of the Contribution Agreement.

          Section 1.4 "Final Determination" shall mean with respect to any Tax for any period the later of (i) the date on which the statute of limitations for instituting a claim for refund of such Tax has expired, or if such claim was filed, the expiration of the time for instituting suit with respect thereto; and
(ii) the date on which all administrative and judicial proceedings with respect to any such assessments or refunds of such Tax have been finally settled through agreement of the parties to the proceeding or by an administrative or judicial decision from which no appeal can be taken or the time for taking any such appeal has expired.

          Section 1.5 "Income Taxes" shall mean all United States federal, state and local income and franchise Taxes of any Phillips Acquired Entity and any Chevron Acquired Entity, as the case may be.

          Section 1.6 "Phillips Acquired Entity" shall mean (i) any entity (including but not limited to a corporation, limited liability company or partnership) Contributed to the Company by Phillips or a Subsidiary of Phillips or (ii) any entity owned by an entity described in clause (i) at the time the entity described in said clause (i) is Contributed.

          Section 1.7 "Phillips Group" shall mean Phillips and its Subsidiaries (other than the Company and Subsidiaries of the Company).

          Section 1.8 "Post-Closing Period" shall mean, for any Person, any taxable period beginning, with respect to such Person, after the Closing Date, and the portion, beginning after the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          Section 1.9 "Pre-Closing Period" shall mean, for any Person, any taxable period ending, with respect to such Person, on or prior to the Closing Date, and the portion, ending on the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          Section 1.10 "Returns" or "Tax Returns" shall mean returns, declarations, statements, reports, forms, property tax renditions or other documents or information required to be filed with or supplied to any Taxing Authority.

          Section 1.11   "Tax Basket Amount" shall mean $20,000,000.

          Section 1.12 "Tax Indemnified Party" shall have the meaning set forth in Section 2.4(e).

          Section 1.13 "Tax Indemnifying Party" shall have the meaning set forth in Section 2.4(e).

          Section 1.14   "Tax Matters Annex" shall mean this Annex B.

          Section 1.15 "Tax Proceeding" means any Tax audit, contest, litigation or other proceeding with or against a Governmental Entity.

          Section 1.16 "Tax Refund" shall mean a refund of Tax (including any refund of Tax applied as an offset against a Tax otherwise currently payable) together with any interest received with respect thereto less all costs (including reasonable legal, accounting and consulting fees and costs) of obtaining such refund paid or incurred by the Company or any Subsidiary of the Company; provided, however, that a Tax Refund (including any refund of Tax applied as an offset against a Tax otherwise currently payable) shall not include any refund of Tax for a Pre-Closing Period to the extent such refund is attributable to a carryback to such Pre-Closing Period from a Post-Closing Period of the Company or any of its Subsidiaries of items of deduction, loss or credit of the Company or any Subsidiary of the Company.

                                   ARTICLE II

                               TAX INDEMNIFICATION

          Section 2.1 Indemnification by Chevron. Subject to Section 2.4 and without duplication, Chevron shall be liable for, shall pay or cause to be paid, and shall indemnify and hold harmless the Company and each of its Subsidiaries and each member of the Phillips Group against, the following:

          (a) Any and all (i) Income Taxes for any Pre-Closing Period of any Chevron Acquired Entity, and (ii) any Income Taxes incurred by the Company or any of its Subsidiaries or any member of the Phillips Group in connection with a breach of any representation or warranty made by Chevron in Section 6.1, in each case other than Income Taxes referred to in Section 2.4(f);

          (b) (i) Any and all Taxes, other than Income Taxes, for any Pre-Closing Period attributable to the assets and operations Contributed by Chevron or any of its Subsidiaries, (ii) any and all Taxes other than Income Taxes of any Chevron Acquired Entity for any Pre-Closing Period, and (iii) any Taxes other than Income Taxes incurred by the Company or any of its Subsidiaries or any member of the Phillips Group in connection with a breach of any representation or warranty made by Chevron in Section 6.1; provided, however, in the case of clauses (i) and (ii), other than Taxes referred to in Section 2.4(f) and except as provided in Section 12.4(b) of the Contribution Agreement;

          (c) Any and all Taxes with respect to the operations, assets, investments and activities of Chevron and its Subsidiaries that would not have arisen but for Treasury Regulation Section 1.1502-6 or any comparable or similar provisions under state, local or foreign laws or regulations; and

          (d) Except as set forth in Section 12.4 of the Contribution Agreement, any and all Taxes arising from or relating to the Chevron Excluded Assets and Liabilities or any transfer thereof by the Company or any of its Subsidiaries pursuant to Section 2.3 of the Contribution Agreement.

          Section 2.2 Indemnification by Phillips. Subject to Section 2.4 and without duplication, Phillips shall be liable for, shall pay or cause to be paid, and shall indemnify and hold harmless the Company and each of its Subsidiaries and each member of the Chevron Group against, the following:

          (a) Any and all (i) Income Taxes for any Pre-Closing Period of any Phillips Acquired Entity, and (ii) any Income Taxes incurred by the Company or any of its Subsidiaries or any member of the Chevron Group in connection with a breach of any representation or warranty made by Phillips in Section 6.2, in each case other than Income Taxes referred to in Section 2.4(f);

          (b) (i) Any and all Taxes, other than Income Taxes, for any Pre-Closing Period attributable to the assets and operations Contributed by Phillips or any of its Subsidiaries, (ii) any and all Taxes other than Income Taxes of any Phillips Acquired Entity for any Pre-Closing Period, and (iii) any Taxes other than Income Taxes incurred by the Company or any of its Subsidiaries or any member of the Chevron Group in connection with a breach of any representation or warranty made by Phillips in Section 6.2; provided, however, in the case of clauses (i) and (ii), other than Taxes referred to in Section 2.4(f) and except as provided in Section 12.4(b) of the Contribution Agreement;

          (c) Any and all Taxes with respect to the operations, assets, investments and activities of Phillips and its Subsidiaries that would not have arisen but for Treasury Regulation Section 1.1502-6 or any comparable or similar provisions under state, local or foreign laws or regulations; and

          (d) Except as set forth in Section 12.4 of the Contribution Agreement, any and all Taxes arising from or relating to the Phillips Excluded Assets and Liabilities or any transfer thereof by the Company or any of its Subsidiaries pursuant to Section 2.2 of the Contribution Agreement.

          Section 2.3 Indemnification by the Company. Except for Taxes described in the indemnifications set forth in Section 2.1 and 2.2, the Company shall be liable for, shall pay or cause to be paid, and shall indemnify and hold harmless each member of the Chevron Group and each member of the Phillips Group against (i) any and all Taxes of the Company and its Subsidiaries (including the Chevron Acquired Entities and the Phillips Acquired Entities), (ii) any and all Taxes with respect to any asset transferred to the Company by any member of the Chevron Group or the Phillips Group pursuant to the Contribution Agreement and
(iii) any Taxes referred to in Section 2.4(f). For the avoidance of doubt, the Company will not indemnify any member of the Chevron Group or the Phillips Group for Taxes that arise in a Post-Closing Period as a result of the ownership of membership interests in the Company.

          Section 2.4  Limitation on Tax Indemnities.

          (a) As provided in Section 9.2(c) of the Contribution Agreement, the indemnification provided in Sections 2.1, 2.2 and 2.3 shall not be subject to the limitations set forth in Section 9.5 of the Contribution Agreement except as otherwise set forth herein.

          (b) Chevron's indemnification obligations under Section 2.1(b) shall not become effective until, and no claims for indemnification under this Article II may be asserted unless, the aggregate amount of Taxes subject to indemnification under Section 2.1(b) (determined without regard to this Section 2.4(b)) exceeds the Tax Basket Amount and, if the aggregate amount of Taxes so determined exceeds the Tax Basket Amount, then Phillips and the Company shall be entitled to assert claims under this Article II for indemnification for the amount in excess of the Tax Basket Amount only; provided, that the obligation with respect to indemnification under Article II hereof shall be subject to, and included in determining, the Cap. For the avoidance of doubt, Taxes referred to in Section 2.4(f) are for the account of the Company and are not subject to indemnification under Section 2.1.

          (c) Phillip's indemnification obligations under Section 2.2(b) shall not become effective until, and no claims for indemnification under this Article II may be asserted unless, the aggregate amount of Taxes subject to indemnification under Section 2.2(b) (determined without regard to this Section 2.4(c)) exceeds the Tax Basket Amount and, if the aggregate amount of Taxes so determined exceeds Tax Basket Amount, then Chevron and the Company shall be entitled to assert claims under this Article II for indemnification for the amount in excess of the Tax Basket Amount only; provided, that the obligation with respect to indemnification under Article II hereof shall be subject to, and included in determining, the Cap. For the avoidance of doubt, Taxes referred to in Section 2.4(f) are for the account of the Company and are not subject to indemnification under Section 2.2.

          (d) The amount of any indemnification pursuant to Section 2.1 or
2.2 shall be reduced to the extent both the amount was accrued as a liability for the indemnified Tax on the C Chem December 31 Balance Sheet or the P Chem December 31 Balance, as the case may be, and was taken into account in the calculation of Phillips' Actual Net Working Capital or Chevron's Actual Net Working Capital under Section 3.3 of the Contribution Agreement, as the case may be.

          (e) Except as otherwise provided in this Annex B, no party (a "Tax Indemnifying Party") shall be required to make any indemnity payments to a party seeking payments (a "Tax Indemnified Party") pursuant to Article II until there occurs a Final Determination of the liability for which indemnification is sought. Any such payment to a Tax Indemnified Party shall be made not later than twenty (20) business days after receipt by the Tax Indemnifying Party of written notice of such Final Determination together with written notice from the Tax Indemnified Party stating that any payment for which the Tax Indemnified Party is to be indemnified pursuant to Article II has been paid by the Tax Indemnified Party, the payment requested and documentation reasonably establishing payment of the amount sought to be indemnified. If at any time prior to a Final Determination a party controlling a Tax Proceeding pursuant to Section 3.1(a) or
(b) hereof elects to pay a Tax and to pursue a claim for refund of such Tax, the party controlling the Tax Proceeding shall have sole responsibility for the payment of such Tax and shall be entitled to any refund thereof. The obligations and rights set forth in the preceding sentence are independent from, and not in limitation of, the obligations and rights set forth in the first two sentences of this Section 2.4(e) and the other provisions of Article II.

          (f) Neither Chevron nor Phillips shall have any indemnity obligations to the Company under this Article II or under the Contribution Agreement with respect to or arising out of any tax matter disclosed in reasonable detail on any Schedule of the Phillips Disclosure Schedule or the Chevron Disclosure Schedule, as the case may be.

          (g) Notwithstanding any other provision of this Article II, (i) in the case of a breach of a warranty or representation set forth in Section 6.1, the amount subject to indemnification under Section 2.1(a) or 2.1(b) shall be the incremental amount of Taxes incurred by the Company, its Subsidiaries and the Phillips Group in the aggregate that would not have been incurred but for such breach of warranty or representation, and (ii) in the case of a breach of a warranty or representation set forth in Section 6.2, the amount subject to indemnification under Section 2.2(a) or 2.2(b) shall be the incremental amount of Taxes incurred by the Company, its Subsidiaries and the Chevron Group in the aggregate that would not have been incurred but for such breach of warranty or representation.

          (h) To the extent not inconsistent with any provisions of this Tax Matters Annex, Article III of Annex C to the Contribution Agreement, governing Dispute Resolution Procedure, shall be incorporated into this Tax Matters Annex.

                                  ARTICLE III

                                 TAX PROCEDURES

          Section 3.1  Procedures for Certain Tax Proceedings.  Notwithstanding
Section 9.3 or any other contrary provision of the Contribution Agreement:

          (a) Chevron shall be entitled to control in all respects, including with respect to settlement, any Tax Proceeding with respect to any Tax if Chevron would have an indemnity obligation with respect to such Tax under
Section 2.1 and the resolution of the Tax will not result in any non-indemnifiable liability for the Company. None of the Company or its Subsidiaries and Phillips and its Subsidiaries shall be entitled to participate in any such Tax Proceeding.

          (b) Phillips shall be entitled to control in all respects, including with respect to settlement, any Tax Proceeding with respect to any Tax if Phillips would have an indemnity obligation with respect to such Tax under
Section 2.2 and the resolution of the Tax will not result in any non-indemnifiable liability for the Company. None of the Company or its Subsidiaries and Chevron and its Subsidiaries shall be entitled to participate in any such Tax Proceeding.

          (c) if (i) neither Chevron nor Phillips is entitled to control a Tax Proceeding because the Tax which is the subject of the Tax Proceeding is both an indemnifiable Tax and a non-indemnifiable Tax or (ii) the party entitled to control a Tax Proceeding elects not to control such Tax Proceeding or fails to do so, the Tax Matters Partner, acting in accordance with Section 9.6 of the Amended LLC Agreement, shall control such Tax Proceeding.

          Section 3.2  Allocation of Certain Taxes.

          (a) If a Chevron Acquired Entity or a Phillips Acquired Entity (each an "Acquired Entity") is permitted but not required under applicable state, local or foreign Income Tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall cause such Acquired Entity to treat that day as the last day of a taxable period.

          (b) In the case of Income Taxes and other taxes based upon income or receipts arising in a taxable period of a Chevron Acquired Entity or a Phillips Acquired Entity that includes but does not end on the Closing Date, except as provided in Section 3.2(c), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For the avoidance of doubt, for purposes of this Section 3.2(b), the taxable year of each Acquired Entity that is a partnership or "flowthrough" entity, shall be treated as if it ended at the close of business on the Closing date and Taxes attributable to the income and gain of such entities through the close of business on the Closing date shall be treated as Pre-Closing Period Taxes.

          (c) In the case of (i) property Taxes and other taxes that are not based upon income or receipts and (ii) AD VALOREM Taxes, in either case attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of calendar days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of calendar days in such taxable period, and the balance of such Taxes shall be attributable to the Post-Closing Period.

          Section 3.3  Filing Responsibility.

          (a) Chevron shall prepare and file, or shall cause to be prepared and filed, any Tax Return for any Income Tax (which this provision only shall include foreign income taxes) that includes a member of the Chevron Group.

          (b) Phillips shall prepare and file, or shall cause to be prepared and filed, any Tax Return for any Income Tax (which this provision only shall include foreign income taxes) that includes a member of the Phillips Group.

          (c) The Company shall file or cause to be filed all Tax Returns with respect to the Company or any of its Subsidiaries for which neither Chevron nor Phillips has filing responsibility pursuant to (a) or (b) above. The Company shall not, and shall cause its Subsidiaries not to, file any amended Tax Return for any Pre-Closing Period, without the prior written consent of Chevron, in the case of any such Tax Return that could affect the indemnification obligations of Chevron under this Annex or any Taxes for which Chevron is otherwise responsible, or Phillips, in the case of any such Tax Return that could affect the indemnification obligations of Phillips under this Annex or any Taxes for which Phillips is otherwise responsible.

          Section 3.4 Cooperation and Exchange of Information. Chevron, Phillips and the Company shall (and each shall cause its respective Subsidiaries to) cooperate with one another with respect to Tax matters. As soon as practicable, but in any event within 30 days after the request of Chevron, Phillips or the Company, from and after the Closing Date, the Company shall deliver to Chevron or Phillips, respectively, and Chevron or Phillips, as the case may be, shall deliver to the Company, such information and data and make available such employees as Chevron, Phillips or the Company may reasonably request in order to enable Chevron, Phillips or the Company to complete and file all Tax Returns which they each may be required to file with respect to the Company and its Subsidiaries and the Contributed assets and liabilities or to respond to Tax Proceedings or other inquiries relating to Taxes by any Governmental Entities and to otherwise enable Chevron, Phillips and the Company each to satisfy their respective accounting, Tax and other legitimate business requirements. Such cooperation and information shall include provision of powers of attorney to Chevron, Phillips or the Company relating to Tax matters (E.G., for the purpose of signing Returns and defending Tax Proceedings) and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity that relate to the Company and its Subsidiaries and the Contributed assets and liabilities, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entities and records concerning the ownership and tax basis of property, which Chevron, Phillips or the Company and its Subsidiaries may possess. Chevron, Phillips and the Company shall (and each shall cause its respective Subsidiaries to) make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding any other provision, (i) Chevron shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Chevron or any other member of the Chevron Group and (ii) Phillips shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Phillips or any other member of the Phillips Group.

                                   ARTICLE IV

                                     REFUNDS

          Section 4.1 Chevron Tax Refunds. If the Company or any of its Subsidiaries or any member of the Phillips Group shall receive (i) a Tax Refund of an Income Tax of a Chevron Acquired Entity for a Pre-Closing Period or any Tax the liability for which Chevron indemnified the Company or any of its Subsidiaries or any member of the Phillips Group or (ii) a Tax Refund identified on Schedule B-2 as a Chevron Excluded Asset, the recipient shall promptly pay over to Chevron an amount equal to such Tax Refund.

          Section 4.2 Phillips Tax Refunds. If the Company or any of its Subsidiaries or any member of the Chevron Group shall receive (i) a Tax Refund of an Income Tax of a Phillips Acquired Entity for a Pre-Closing Period or any Tax the liability for which Phillips indemnified the Company or any of its Subsidiaries or any member of the Chevron Group or (ii) a Tax Refund identified on Schedule B-1 as a Phillips Excluded Asset, the recipient shall promptly pay over to Phillips an amount equal to such Tax Refund.

          Section 4.3 Company Tax Refunds. The Company shall be entitled to any Tax Refunds of the Company or any of its Subsidiaries (or with respect to any asset Contributed by any member of the Phillips Group or the Chevron Group) other than such Tax Refunds to which Chevron or Phillips is entitled under
Section 4.1 or 4.2 above.

                                   ARTICLE V

                                  MISCELLANEOUS

          Section 5.1 Survival. The provisions of this Tax Matters Annex shall survive Closing until the tenth anniversary of the Closing Date (the "Termination Date"), provided, however, (i) in the case of a provision or provisions of this Tax Matters Annex relating to a breach of warranty or representation set forth in Article VI, such provision shall survive as to such representation or warranty until the earlier of such tenth anniversary or 30 days after the expiration of the statute of limitations applicable to such representation or warranty and (ii) in the case of any provision or provisions of this Tax Matters Annex relating to a Tax matter involved in an administrative proceeding or litigation on the Termination Date, such provision shall survive until there occurs a Final Determination with respect to such matter.

          Section 5.2 Tax Sharing Agreements. Any Tax sharing agreement or arrangement between Chevron or any member of the Chevron Group, on the one hand, and any Chevron Acquired Entity, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any Tax sharing agreement or arrangement between Phillips or any member of the Phillips Group, on the one hand, and any Phillips Acquired Entity, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year).

                                   ARTICLE VI

                               TAX REPRESENTATIONS

          Section 6.1 Chevron Tax Representations. Chevron hereby represents and warrants to each of Phillips and the Company that, except (i) as disclosed in Section B-6.1 of the Chevron Disclosure Schedule and (ii) to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) as of the date the assets are Contributed, all Tax Returns that were or are required to be filed on or prior to such date by or with respect to any Chevron Acquired Entity have been or will be duly and timely filed and all such Tax Returns are and will be complete and accurate in all material respects;

          (b) as of the date the assets are Contributed, all Taxes shown to be due on the Tax Returns referred to in clause (a) have been or will be paid in full; and

          (c) except that no representations are being made with respect to Chevron Phillips Chemical Company LP, Chevron Phillips Chemical Company LLC, Chevron Phillips Chemical Holdings I LLC and Chevron Phillips Chemical Holdings II LLC and other than those entities (or arrangements treated as entities for U.S. federal income tax purposes) identified in Section B-6.1 of the Chevron Disclosure Schedule, each partnership, joint venture, limited liability company and other entity (or arrangement treated as an entity for U.S. federal income tax purposes) Contributed by Chevron or any of its Subsidiaries has since the date of its formation continually qualified and been treated as, and at the time it is Contributed will qualify and be treated as, a disregarded entity (I.E., an entity that is not treated as an entity separate from its owners under Section 301.7701-3 of the Income Tax Regulations) or a partnership for U.S. federal income tax purposes.

          Section 6.2 Phillips Tax Representations. Phillips hereby represents and warrants to each of Chevron and the Company that, except (i) as disclosed in Section B-6.2 of the Phillips Disclosure Schedule and (ii) to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Phillips Acquired Entity:

          (a) as of the date the assets are Contributed, all Tax Returns that were or are required to be filed on or prior to such date by or with respect to any Phillips Acquired Entity have been or will be duly and timely filed and all such Tax Returns are and will be complete and accurate in all material respects;

          (b) as of the date the assets are Contributed, all Taxes shown to be due on the Tax Returns referred to in clause (a) have been or will be paid in full; and

          (c) except that no representations are being made with respect to Chevron Phillips Chemical Company LP, Chevron Phillips Chemical Company LLC, Chevron Phillips Chemical Holdings I LLC and Chevron Phillips Chemical Holdings II LLC and other than those entities (or arrangements treated as entities for U.S. federal income tax purposes) identified in Section B-6.2 of the Phillips Disclosure Schedule, each partnership, joint venture, limited liability company and other entity (or arrangement treated as an entity for U.S. federal income tax purposes) Contributed by Phillips or any of its Subsidiaries has since the date of its formation continually qualified and been treated as, and at the time it is Contributed will qualify and be treated as, a disregarded entity (I.E., an entity that is not treated as an entity separate from its owners under Section 301.7701-3 of the Income Tax Regulations) or a partnership for U.S. federal income tax purposes.









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